                                                                     EXHIBIT 4.4

                           401(k) PROFIT SHARING PLAN

                                      V2.6

                                   ARTICLE I.

                      ESTABLISHMENT AND PRELIMINARY MATTERS


      1.01 Purpose. The purpose of this Plan is to provide additional incentive and retirement, death and disability, security for Eligible Employees, as provided herein.

      1.02 Compliance with the Law. This Plan, together with the Trust, is intended to meet the applicable requirements of the following statutes: the Internal Revenue Code of 1986, as amended ("IRC"); the Employee Retirement Income Security Act of 1974 ("ERISA"); the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"); the Deficit Reduction Act of 1984 ("DEFRA"); the Retirement Equity Act of 1984 ("REA"); the Tax Reform Act of 1986 ("TRA'86"); the Omnibus Budget Reconciliation Act of 1987 ("OBRA"); and the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA"). This Plan shall be amended from time to time as may be necessary to conform to the requirements of the IRC, ERISA, TEFRA, DEFRA, REA, TRA'86, OBRA and TAMRA.

      1.03 Adoption Agreement. The Adoption Agreement executed the date hereof and any amendments thereto are incorporated and made a part of the Plan by reference.

      1.04 Trust. The executed Trust Agreement and any amendments thereto are incorporated and made a part of the Plan by reference.

                                   ARTICLE II.

                                   DEFINITIONS


      In addition to the following definitions, certain words and phrases used herein are defined in the Adoption Agreement.

      2.01 "Account" or "Accrued Benefit". The entire interest of a Participant in the Trust Fund. A Participant's interest in the Trust Fund shall include one or more of the following:

      "Employer Elective Account" shall consist of the amounts contributed by the Employer pursuant to either a salary reduction agreement, or an election to defer under a cash or deferred election agreement, and the net earnings, gains and losses attributable thereto. The Employer Elective Account shall be fully vested and nonforfeitable under any circumstances;

      "Employer Non-Elective Account" or "Employer Contribution Account" shall consist of the Participant's allocable share of Employer contributions (other than those made as Employer Elective Contributions) to the Plan and forfeitures, if any, and the net earnings, gains and losses attributable thereto;

      "Voluntary Contribution Account" shall consist of the amounts contributed to the Plan by a Participant and the net earnings, gains and losses attributable thereto;

      "Rollover Account" shall consist of the entire amount received by the Trustee as a qualified rollover distribution (as defined in IRC Section 402(a)(5)) or a direct plan-to-plan transfer from a qualified plan or conduit Individual Retirement Account and the net earnings, gains and losses attributable thereto;

      "Qualified Voluntary Employee Contribution Account" shall consist of the amounts contributed to this Plan by a Participant pursuant to Section 8.04 hereof and the net earnings, gains and losses attributable thereto.

      For purposes of plan distributions, if an Account is not a Participant Directed Account, then the amount that is distributable is the value of the Account determined as of the Valuation Date immediately preceding or coincident with the date of distribution.

      2.02 "Adoption Agreement". The separate document executed the date hereof together with all amendments thereto which constitutes an integral part of the Plan and in which the Employer elects certain options.

      2.03 "Affiliated Service Group". A group consisting of two or more organizations as defined in IRC Section 414(m).

      2.04 "Anniversary Date". The last day in each Plan Year.

      2.05 "Annuity". A series of payments. The following annuity forms have the following meanings:

            "Life Annuity" means an Annuity payable monthly during the lifetime of the recipient, ceasing with the payment due for the month in which the death of the recipient occurs.

            "Qualified Joint and Survivor Annuity" means an immediate Annuity payable for the life of the Participant, with a survivor Annuity payable for the life of the spouse of the Participant which is neither less than one-half (1/2) of nor greater than the amount of the Annuity payable during the joint lives of the Participant and the Participant's spouse. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's Account balance. The percentage of the survivor Annuity under the Plan shall be fifty percent (50%).

      2.06 "Beneficiary" or "Beneficiaries". Such Person(s) as may be designated by a Participant or by the terms of the Plan. Wherever the rights of Participants are stated or limited herein, such provisions shall also apply to their Beneficiaries.

      2.07 "Break in Service" or "One Year Break in Service". The failure by a Participant or Employee to complete a minimum number of Hours of Service during the Computation Period selected in Article A2 of the Adoption Agreement, as determined under (a) or (b) below.

            (a) If the Plan uses the "counting of hours" method of computing Years of Service, a Break in Service shall occur in a Plan Year during which an Employee or Participant fails to complete more than five hundred (500) Hours of Service. However, a Break in Service shall not be deemed to have occurred because of the failure to complete more than five hundred (500) Hours of Service during the first twelve-month period of employment, or during the Plan Year in which Disability, death or retirement occurs. A Break in Service shall not be deemed to have occurred during any period of Leave of Absence if the Employee or Participant returns to the service of the Employer within the time permitted pursuant to the provisions of this Plan. Solely for purposes of determining whether a Break in Service has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. The Hours of Service credited under this Subsection (a) shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

            (b) If the Plan uses the "elapsed time" method of computing Years of Service, a Break in Service shall occur if an Employee or Participant fails to complete one (1) Hour of Service during a period of twelve (12) consecutive months commencing with the first date of absence. In the case of an individual who is absent for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.

            (c) For purposes of this Section 2.07, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

      2.08 "Compensation". As elected by the Employer in Article A2 of the Adoption Agreement, "Compensation" will mean all of each Participant's (a) W-2 earnings or (b) compensation (as that term is defined in IRC Section 415(c)(3)). For any self-employed individual covered under the Plan, "Compensation" will mean earned income. "Compensation" shall include only that compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the applicable period shall be the Plan Year. Any Highly Compensated Employee may revocably waive Compensation for calculation of benefit purposes.

      2.09 "Controlled Group". Such groups as defined in IRC Sections 414(b) and 414(c), as modified by IRC Section 415 where applicable.

      2.10 "Disability". Unless otherwise specifically defined in the Adoption Agreement, a physical or mental condition arising after an Employee has become a Participant which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is totally and permanently disabled shall be made by the Plan Administrator after consideration of the following: (i) medical evidence by a licensed physician designated by the Plan Administrator, (ii) whether the Participant is eligible for disability benefits under any long-term disability plan sponsored by the Employer but administered by an independent third party, and (iii) whether the Participant is eligible for total and permanent disability benefits under the Social Security Act in effect at the date of disability. Total and permanent Disability shall exclude disabilities arising from:

            (a) Chronic or excessive use of intoxicants, drugs, or narcotics; or

            (b) Intentionally self-inflicted injury or intentionally self-induced sickness; or

            (c) An unlawful act or enterprise on the part of the Participant; or

            (d) Military service where the Participant is eligible to receive a government-sponsored military disability pension.

      The above rules with respect to a "disability" shall be uniformly and consistently applied to all employees in similar circumstances.

      2.11 "Eligible Employee". An Employee who, during any Plan Year, satisfies all of the applicable requirements of Article A3 of the Adoption Agreement.

      2.12 "Employee". Any individual employed by the Employer or any other employer required to be aggregated with the Employer under IRC Sections 414(b),
(c), (m) or (o), and the following individuals:

            (a) An "Owner-Employee" is an individual who owns the entire interest in an unincorporated trade or business, or in the case of a partnership, is a partner who owns more than ten percent (10%) of either the capital interest or the profits interest of the Employer and who receives income for personal services from the Employer.

            (b) A "Self-Employed Individual" is an individual described in IRC
Section 401(c)(l) who has compensation from the Employer or who would have compensation but for the fact that the Employer had no profits for the taxable year.

            (c) A "Leased Employee" is any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with IRC Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed by the recipient employer shall be treated as provided by the recipient employer.

                  A Leased Employee shall not be considered an Employee of the recipient if (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in IRC Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under IRC Sections 125, 402(a)(8), 402(h) or 403(b); (2) immediate participation; and (3) full and immediate vesting; and (ii) leased employees do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated workforce.

      2.13 "Employer". Any organization which has adopted this Plan and Trust.

      2.14 "Highly Compensated Employee". The term "Highly Compensated Employee" includes highly compensated active employees and highly compensated former employees.

                  A "highly compensated active employee" includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to IRC Section 415(d)); (ii) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to IRC
Section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received Compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under IRC
Section 415(b)(1)(A)). The term "Highly Compensated Employee" also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the one hundred (100) Employees who received the most Compensation from the Employer during the determination year; and (ii) Employees who are five percent (5%) owners at any time during the look-back year or determination year.

                  If no officer has satisfied the compensation requirement of
(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                  For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

                  A "highly compensated former employee" includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                  If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten (10) most highly compensated employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the five percent (5%) owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and five percent (5%) owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

                  The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with IRC Section 414(q) and the regulations thereunder.

                  For purposes of this Section 2.14, the term "Compensation" has the meaning given in Section 2.08. However, the Employer may elect to include as compensation any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under IRC Sections 125, 402(a)(8), 402(h) or 403(b).

      2.15 "Hour of Service".

            (a) Each hour for which an Employee is paid or entitled to payment, for the performance of duties during the applicable computation period. The Employer may round up hours at the end of a computation period or more frequently.

            (b) Each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence.
Notwithstanding the preceding sentence:

                  (1) No more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                  (2) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and

                  (3) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

            For purposes of paragraph (b) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

            (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) and paragraph (b), as the case may be, and under this paragraph (c). Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) above shall be subject to the limitations set forth in that paragraph.

            In the case of a payment which is made or due on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under paragraph (b) above, the number of Hours of Service to be credited shall be determined in accordance with Department of Labor Regulations Section 2530.200b-2(b). Hours shall be credited to the applicable computation period in accordance with Department of Labor Regulations Section 2530.200b-2(c). This Section 2.15 shall be interpreted in a manner consistent with the aforementioned regulations.

            For purposes of this Plan, Hours of Service completed by an individual in the employ of any enterprise forming, with the Employer, a Controlled Group, an Affiliated Service Group, and any other entity required to be aggregated with the Employer pursuant to IRC Section 414(o) and the regulations thereunder, and Hours of Service completed by an individual considered an Employee under IRC Section 414(n) or IRC Section 414(o) and the regulations thereunder, shall be considered services with the Employer.

      2.16 "Investment Manager". Any Fiduciary, other than the Trustee or the Plan Administrator, who:

            (a) is delegated the power to manage, acquire or dispose of any assets of the Plan or the Trust;

            (b) is (1) registered as an investment advisor under the Investment Advisors Act of 1940, (2) a bank as defined in that Act, or (3) an insurance company qualified to perform services described above under the laws of more than one state; and

            (c) has acknowledged in writing that he or she is a Fiduciary with respect to the Plan.

      2.17 "Leave of Absence". Any of the following:

            (a) Absence on leave granted by the Employer for any cause for the period stated in such leave, or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing. For the purpose of this subsection, the Employer shall give equal treatment to all Employees in similar circumstances.

            (b) Absence in any circumstances so long as the Employee continues to receive the Employee's regular compensation from the Employer.

            (c) Absence in the armed forces of the United States or government service in time of war or national emergency.

            (d) Absence by reason of illness or disability until such time as the employment relationship between Employee and Employer is severed.

An absence shall cease to be a "Leave of Absence" and shall be deemed to be a Break in Service as of the later of (1) and (2):

                  (1) If the Employee fails to return to the service of the Employer -

                        (A) within five (5) days of expiration of any leave of absence referred to in paragraph (a) hereof,

                        (B) at such time as the payment of regular compensation is discontinued as referred to in paragraph (b) hereof,

                        (C) within six (6) months after the Employee's discharge or release from active duty, or, if the Employee does not return to service with the Employer within the six-month period by reason of a disability incurred while in the armed forces, if the Employee returns to service with the Employer upon the termination of such disability as evidenced by release from confinement in a military or veterans hospital, or

                        (D) upon recovery from illness or disability.

                  (2) The last day of the Plan Year in which the Employee would have incurred a Break in Service but for the application of the provisions of this Section 2.17.

The Plan Administrator shall be the sole judge of whether or not recovery from illness or disability has occurred for this purpose.

      2.18 "Named Fiduciary". The Plan Administrator.

      2.19 "Net Profit". The current and accumulated earnings and profits of the Employer, as determined by the Employer's regularly engaged accountant upon the basis of the Employer's books of account, but without any deduction being taken for any of the following: (1) depreciation, (2) extraordinary losses resulting from the sale of assets not in the ordinary course of business, (3) casualty losses in excess of recovery, (4) contributions to this or any other qualified retirement plan, or (5) federal, state, county or city income taxes.

      2.20 "Participant". Any person who is or has been an Eligible Employee and who has become a Participant pursuant to Section 3.01 of the Plan. Participant shall include the following classes:

                  "Active Participant" shall mean a Participant who is an Eligible Employee and may, subject to the provisions of Article V governing eligibility to share, be eligible to share in any Employer contribution for the Plan Year (excluding any Participant who receives a Minimum Allocation under the Plan solely because of Section 15.02).

                  "Inactive Participant" shall mean a Participant who has ceased to be an Active Participant pursuant to Section 3.03(a), but who has not yet incurred a Break in Service.

                  "Retired Participant" shall mean a Participant who has retired pursuant to the provisions of this Plan and is currently entitled to or receiving benefits under this Plan.

                  "Vested Participant" shall mean a Participant who has incurred a Break in Service and is entitled to the distribution of benefits from this Plan at a future date.

                  "Terminated Participant" shall mean a Participant who has incurred a Break in Service prior to having become vested in any portion of the Participant's Employer Contribution Account under this Plan.

      2.21 "Person". An individual, partnership, joint venture, corporation, mutual company, joint-stock company, trust, estate, unincorporated organization, association or employee organization.

      2.22 "Plan". The Plan of the Employer as set forth herein together with the Adoption Agreement, and amendments thereto.

      2.23 "Plan Year". The twelve (12) consecutive month period designated by the Employer in the Adoption Agreement.

      2.24 "Predecessor Entity". The Person which became the Employer and/or any Person which shall, in either case, be specifically named in Article A2 of the Adoption Agreement.

      2.25 "Trust". The Trust which the Employer has duly adopted, together with all amendments thereto, to hold the assets of this Plan.

      2.26 "Trust Fund". All the assets of the Trust.

      2.27 "Trustee". The Person(s) duly appointed by the Employer to serve as Trustee who has accepted such appointment, or any successor(s).

      2.28 "Valuation Date". The last day of the Plan Year or any interim date as of which the Trust Fund is valued by the Trustee.

      2.29 "Vested Interest". The non-forfeitable portion of a Participant's Accounts under the Plan.

      2.30 "Year of Service". A Year of Service shall be determined pursuant to
(a) or (b) below, depending on the election made in Article A2 of the Adoption Agreement, and shall in either event be subject to the provisions of (c) and
(d), as follows:

            (a) If the "counting of hours" method is elected, a Year of Service shall mean a twelve (12) consecutive month period (the Computation Period) during which the Employee is credited with one thousand (1,000) (or such lesser number as set forth in the Adoption Agreement) Hours of Service. The Computation Period shall be as defined in Article A2 of the Adoption Agreement.

            (b) If the "elapsed time" method is elected, a period of Years of Service shall mean a period of time, measured in years and fractions of a year, beginning with the date on which an Employee first performed an Hour of Service and ending on the earlier of the date the Employee quits, is discharged, retires or dies, or, if the Employee is absent for other reasons, on the first anniversary of the first date of absence for any other reason. If an Employee is absent for any reason and returns to the employ of the Employer within a period of twelve (12) months from the date on which the Employee last performed an Hour of Service, the Employee shall not be deemed to have had a Break in Service and the Employee shall receive credit for the period of absence.

            (c) All Years of Service with other members of a Controlled Group or Affiliated Service Group shall be credited for purposes of determining an Employee's eligibility to participate and the Employee's Vested Interest. Years of Service shall also be credited for any individual required to be considered an employee, for purposes of this Plan under IRC Section 414(n), of any employer aggregated under IRC Sections 414(b), (c) or (m).

            (d) If the Employer has continued the plan of a Predecessor Entity, service with such Predecessor Entity shall be treated as service with the Employer for purposes of determining Years of Service for all purposes under the Plan. If the Employer did not continue a plan established by a Predecessor Entity, service with the Predecessor Entity shall be considered in the determination of Years of Service only to the extent set forth in Article A2 of the Adoption Agreement.

                                  ARTICLE III.

                                  PARTICIPATION


      3.01 Initial Eligibility. An Eligible Employee shall become a Participant on the Entry Date on which he or she satisfies all of the applicable requirements as set forth in Article A3 of the Adoption Agreement.

      3.02 Waiver of Participation. An Employee, once having become eligible for participation in this Plan, shall not have the right to waive such participation unless the Plan Administrator determines to allow written waivers of participation. If such waivers are permitted, they shall be permitted on a nondiscriminatory basis and shall be effective on a year-to-year basis only. If an Employee waives participation and subsequently elects to become a Participant, the period of waiver shall be considered as Years of Service under the Plan. The Plan Administrator retains the right not to permit waivers in any year or years, even if such waivers have been permitted in prior years.

      3.03 Change of Status of Participant. An Active Participant shall cease to be an Active Participant upon the occurrence of (a) or (b), and a Vested or Terminated Participant shall resume the status of an Active Participant in accordance with the provisions of (c), as follows:

            (a) No Longer an Active Participant. If (i) a Participant's period of employment falls below the number of Hours of Service required to accrue a Year of Service under the Plan; (ii) a Participant is no longer employed by the Employer, but is employed by a member of a Controlled Group or Affiliated Service Group that includes the Employer and which is not a Participating Employer, or (iii) a Participant is transferred to a class of employment which causes the Participant to no longer be an Eligible Employee, the Participant shall become an Inactive Participant.

                  (1) If a Participant who became an Inactive Participant because of (a)(i) above completes a Year of Service or a Participant who became an Inactive Participant because of (a)(ii) or (iii) above resumes the status of an Eligible Employee without having incurred a Break in Service, then the Participant shall immediately resume the status of an Active Participant.

                  (2) If an Inactive Participant retires or incurs a Break in Service, the Participant shall become a Retired, Vested or Terminated Participant.

            (b) Break in Service. If an Active Participant retires or incurs a Break in Service, he or she shall become a Retired, Terminated, or Vested Participant.

            (c) Active Participation After Break in Service. If a Vested or Terminated Participant again becomes an Eligible Employee after having incurred a Break in Service, the following provisions shall apply:

                  (1) He or she shall again become an Active Participant at the time set forth in Article A3 of the Adoption Agreement, and shall receive credit for Years of Service prior to the Break in Service for purposes of Plan eligibility and vesting if:

                        (A) he or she had a non-forfeitable right to a portion of the Employer Contribution Account at the time of the Break in Service; or

                        (B) the number of consecutive one-year Breaks in Service (or the period of Break in Service, if the elapsed time method was selected) does not exceed the greater of (i) five (5), or (ii) the number of Years of Service (or the period of Years of Service, if the Plan uses the elapsed time method).

                  (2) If none of the provisions of Subsection (c)(l) apply, the Participant shall be considered a new Employee for all purposes under the Plan, and shall not receive credit for prior Years of Service for purposes of Plan eligibility and vesting.

      3.04 Participation of Owner-Employees. If this Plan provides contributions or benefits for one (1) or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy IRC Section 401(a) and
(d) for the employees of this and all other trades or businesses.

      For purposes of the preceding paragraph, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

            (a) own the entire interest in an unincorporated trade or business, or

            (b) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

      For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

      If the Plan provides contributions or benefits for one (1) or more Owner-Employees who control one (1) or more other trades or businesses, the Employees of the other trades or businesses must be included in a plan which satisfies IRC Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

      If an individual is covered as an Owner-Employee under the Plans of two
(2) or more trades or businesses which are not controlled and the individual controls a trade or a business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for the individual under the most favorable plan of the trade or business which is not controlled.

      3.05 Participation of Leased Employees. If any Leased Employee is treated as an Employee of the recipient employer, contributions or benefits provided by the leasing organization which are attributable to the services performed for the recipient employer shall be treated as provided by the recipient employer.

                                   ARTICLE IV.

                             EMPLOYER CONTRIBUTIONS


      4.01 Determination of Amount of Contribution. The Employer shall contribute each year the amount of the salary reduction elections of all Participants, which amount shall be deemed the Employer's Elective Contribution, plus any contribution required of the Employer for this Plan under Section 15.02, plus the matching contributions, if any, as specified in the Adoption Agreement, plus a discretionary amount as may be determined by the Employer each year, which amount shall be deemed the Employer's Non-Elective Contribution. This provision shall not be construed as requiring the Employer to make contributions for any specific Plan Year, even if there exists current or accumulated Net Profit out of which such contributions could be made. The Employer's determination of such contribution shall be binding on all Participants, the Employer and the Trustee.

      4.02 Payment of Contributions. Contributions may be made on any date or dates selected by the Employer within the time prescribed by law, including extension of time, for the filing of the Employer's federal income tax return for the fiscal year. Neither the Trustee nor the Plan Administrator shall be under any duty to inquire into the correctness or timing of the amounts contributed and paid over to the Trustee or to enforce the payment of any contribution payable by the Employer.

                  However, Employer Elective Contributions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets. The provisions of Department of Labor Regulations Section 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Employer Elective Account for a Plan Year shall be paid to the Plan no later than the twelve (12)-month period immediately following the close of such Plan Year.

      4.03 Exclusive Benefit; Refund of Contribution. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and for payment of costs of maintaining and administering the Plan and Trust, and shall not be used for nor diverted to any other purposes. Notwithstanding the foregoing, amounts contributed to the Trust by the Employer may be refunded to the Employer under the following circumstances and subject to the following limitations:

            (a) Initial Non-qualification. If a contribution to the Plan is conditioned on initial qualification of the Plan under IRC Section 401(a), the Plan receives an adverse determination with respect to its initial qualification and the Employer declines to amend the Plan to satisfy such qualification requirements, contributions made prior to the determination that the Plan has failed to qualify may be returned to the Employer within one (1) year after such determination, but only if the application for determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

            (b) Mistakes. If a contribution to the Trust Fund in whole or in part is attributable to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under IRC Section 404 (due to, for example, incorrect information as to the eligibility or compensation of a Participant, or a mathematical or actuarial error), then an amount may be returned to the Employer equal to the excess of (1) the amount contributed over (2) the amount which would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned.

      The return to the Employer of the amount involved shall be paid by the Trustee after demand by the Employer and shall be made within one (1) year of the mistaken payment of the contribution or disallowance of the deduction, as the case may be.

      Notwithstanding any other provision of this Section 4.03, no refund shall be made to the Employer which is specifically chargeable to the Account(s) of any Participant(s) in excess of one hundred percent (100%) of the amount in such Account(s) nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants and/or Beneficiaries. In the event that any portion of an amount which is refundable to the Employer has been distributed to Participants and/or Beneficiaries, the Employer shall have a claim directly against the distributees to the extent of the refund to which it would otherwise be entitled to from the Trust.

      All refunds pursuant to this Section 4.03 shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to IRC Section 401(a).

      4.04 Types of Contributions. Employer contributions may be made in cash or other property acceptable to the Trustee.

      4.05 Omission of Eligible Employee. If, in any Plan Year, any Employee who should have been included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution for the Plan Year has been made, the Employer may make a subsequent contribution with respect to the omitted Employee in the amount which would have been contributed with respect to such Participant regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the IRC.

      4.06 Excess Deferred Compensation. If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in IRC Section 401(k)), a simplified employee pension (as defined in IRC Section 408(k)), a salary reduction arrangement (within the meaning of IRC
Section 3121(a)(5)(D)), a deferred compensation plan under IRC Section 457, or a trust described in IRC Section 501(c)(18) cumulatively exceed the limitation imposed by IRC Section 402(g) (as adjusted annually in accordance with the method provided in IRC Section 415(d) pursuant to the regulations thereunder) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Plan Administrator in writing of such excess and request that the Participant's Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Plan Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                  (1) the Participant shall designate the distribution as Excess Deferred Compensation;

                  (2) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation; and

                  (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

            Notwithstanding the above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution and/or re-characterization of Excess Contributions pursuant to Section 4.08 for the Plan Year beginning with or within the taxable year of the Participant.

      4.07 Limitation on Employer Elective Contributions.

            (a) For each Plan Year, the annual allocation derived from Employer Elective Contributions to a Participant's Employer Elective Account shall satisfy one of the following tests:

                  (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 1.25, or

                  (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two (2) percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of IRC Section 401(k)(3) and Section 1.401(k)-1(b) of the Income Tax Regulations are incorporated herein by reference.

            However, for Plan Years beginning after December 31, 1988, in order to prevent the multiple use of the alternative method described in (2) above and in IRC Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to this Plan and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have the actual contribution ratio reduced pursuant to Section 1.401(m)-2 of the Income Tax Regulations, the provisions of which are incorporated herein by reference.

            (b) For the purposes of this Section, "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Employer Elective Account for such Plan Year (including all or any portion of cash bonuses which may be deferred) to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Employer Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

            (c) For the purposes of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of IRC Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

                  (1) The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ratio determined by aggregating Employer Elective Contributions and "414(s) Compensation" of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Employer Elective Contributions and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation", for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the Plan Year.

                  (2) The Employer Elective Contributions and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in Paragraph (1) above.

                  (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with Paragraphs (1) and (2) above.

            (d) For the purposes of Section 4.07(a) and Section 4.08, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to the terms of the Plan, whether or not such deferral election was made or suspended.

            (e) For the purposes of this Section, if two or more plans (other than an employee stock ownership plan as defined in IRC Section 4975(e)(7)) which include cash or deferred arrangements are considered one plan for the purposes of IRC Section 401(a)(4) or 410(b) (other than IRC Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one
(1) arrangement.

            (f) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two (2) or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in IRC Section 4975(e)(7)) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

            (g) For purposes of this Section, the term "Compensation" has the meaning given in Section 2.08. However, the Employer may elect to include as compensation any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under IRC Sections 125, 402(a)(8), 402(h) or 403(b).

      4.08 Adjustment to Actual Deferral Percentage Tests. In the event that the initial allocations of the Employer's Elective Contributions do not satisfy one of the tests set forth in Section 4.07(a), the Plan Administrator shall adjust Excess Contributions pursuant to the options set forth below:

            (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have the Participant's portion of Excess Contributions distributed to such Participant and/or at the Participant's election re-characterized as a voluntary Employee contribution pursuant to
Section 8.02 until one of the tests set forth in Section 4.07(a) is satisfied, or until the Participant's actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in
Section 4.07(a) is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Employer Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by the Participant's "414(s) Compensation". However, in determining the amount of Excess Contributions to be distributed and/or re-characterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for the Participant's taxable year ending with or within such Plan Year.

                  (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                        (i) may be postponed but not later than the close of the succeeding Plan Year;

                        (ii) shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation. However, any matching contributions which are not vested shall be forfeited instead of distributed;

                        (iii) shall be made from Qualified Employer
Non-Elective Contributions only to the extent that Excess Contributions exceed the balance in the Participant's Employer Elective Account attributable to Deferred Compensation and Employer matching contributions, if any;

                        (iv) shall be adjusted for Income; and

                        (v) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

                  (2) With respect to the re-characterization of Excess Contributions pursuant to (a) above, such re-characterized amounts:

                        (i) shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Contributions to be re-characterized is notified of the re-characterization and the tax consequences of such re-characterization;

                        (ii) for Plan Years ending on or before August 8, 1988, may be postponed but not later than October 24, 1988;

                        (iii) shall not exceed the amount of Deferred Compensation on behalf of any

Highly Compensated Participant for any Plan Year;

                        (iv)  shall be treated as voluntary Employee
contributions for purposes of IRC Section 401(a)(4) and Section 1.401(k)-1(b) of the Income Tax Regulations. However, for purposes of Article XV, re-characterized Excess Contributions continue to be treated as Employer contributions that are Deferred Compensation. For Plan Years beginning after December 31, 1988, Excess Contributions re-characterized as voluntary Employee contributions shall continue to be nonforfeitable and subject to the same distribution rules provided for in Section 7.01(j).

                        (v) which relate to Plan Years ending on or before October 24, 1988, may be treated as either Employer contributions or voluntary Employee contributions and therefore shall not be subject to the restrictions of
Section 7.01(j);

                        (vi)  are not permitted if the amount
re-characterized plus voluntary Employee contributions actually made by such Highly Compensated Participant exceed the maximum amount of voluntary Employee contributions (determined prior to application of Section 4.09(a)) that such Highly Compensated Participant is permitted to make under the Plan in the absence of re-characterization; and

                        (vii) shall be adjusted for Income.

                  (3) Any distribution and/or re-characterization of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or re-characterization of Excess Contributions and Income.

            (b) The determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished as follows:

                  (1) If the actual deferral ratio for the Highly Compensated Participant is determined in accordance with Section 4.07(c)(1)(ii), then the actual deferral ratio shall be reduced as required herein and the Excess Contributions for the family unit shall be allocated among the Family Members in proportion to the Employer Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio.

                  (2) If the actual deferral ratio for the Highly Compensated Participant is determined under Section 4.07(c)(1)(i), then the actual deferral ratio shall first be reduced as required herein, but not below the actual deferral ratio of the group of Family Members who are not Highly Compensated Participants without regard to family aggregation. The Excess Contributions resulting from this initial reduction shall be allocated (in proportion to Employer Elective Contributions) among the Highly Compensated Participants whose Employer Elective Contributions were combined to determine the actual deferral ratio. If further reduction is still required, then Excess Contributions resulting from this further reduction shall be determined by taking into account the contributions of all Family Members and shall be allocated among them in proportion to their respective Employer Elective Contributions.

            (c) If the Plan Administrator does not elect the options set forth in Section 4.08(a) and (b) above, within twelve (12) months after the end of the Plan Year, the Employer shall make a special "Qualified Employer Non-Elective Contribution" on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.07(a). Such contribution shall be allocated to the Participant's Employer Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

            (d) For purposes of this Section, the term "Compensation" has the meaning given in Section 2.08. However, the Employer may elect to include as compensation any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under IRC Sections 125, 402(a)(8), 402(h) or 403(b).

            (e) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the Participant's Employer Elective Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's

Excess Contributions for the year and the denominator is the Participant's Account balance attributable to Employer Elective Contributions without regard to any income or loss occurring during such taxable year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

      4.09 Actual Contribution Percentage Tests.

            (a) The "Actual Contribution Percentage" for Plan Years beginning after December 31, 1986 for the Highly Compensated Participant group shall not exceed the greater of:

                  (1) one hundred twenty-five percent (125%) of such percentage for the Non-Highly Compensated Participant group; or

                  (2) the lesser of two hundred percent (200%) of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus two (2) percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to this Plan or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have such Participant's actual contribution ratio reduced pursuant to Section 1.401(m)-2 of the Income Tax Regulations. The provisions of IRC Section 401(m) and Sections 1.401(m)-1(b) and 1.401(m)-2 of the Income Tax Regulations are incorporated herein by reference.

            (b) For the purposes of this Section and Section 4.10, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios calculated separately for each Participant in each group of:

                  (1) the sum of Employer matching contributions, if any, made pursuant to the terms of the Adoption Agreement, voluntary Employee contributions, if any, and Excess Contributions re-characterized as voluntary Employee contributions pursuant to Section 4.08(a), to

                  (2) the Participant's "414(s) Compensation" for such Plan
Year.

            (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 4.10(d), only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Plan Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions or voluntary Employee contributions allocated to their accounts, elective deferrals (as defined in Section 1.402(g)-1(b) of the Income Tax Regulations) and qualified non-elective contributions (as defined in IRC Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to
Section 1.401(m)-1(b)(2) of the Income Tax Regulations which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

                  In determining the Actual Contribution Percentage for a Plan Year, contributions will be taken into account as follows:

            A contribution to the Plan by an Employee is to be taken into account if it is paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the Plan Year. An Excess Contribution to a cash or deferred arrangement that is recharacterized is to be taken into account in the Plan Year in which the excess amount is includable in the Employee's gross income. A matching contribution is taken into account for a Plan Year only if it is (i) made on account of the Employee's Elective or Voluntary Employee Contributions for a Plan Year, (ii) allocated to the Employee's Account during that year, and (iii) paid to the Trust by the end of the twelfth (12th) month following the close of that year. Employer matching contributions which are used to meet the requirements of IRC Section 401(k)(3)(A) are not to be taken into account for purposes of the Actual Contribution Percentage Test of IRC Section 401(m).

            (d) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of IRC Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

                  (1) The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ratio determined by aggregating Employer matching contributions, if any, voluntary Employee contributions, if any, Excess Contributions re-characterized as voluntary Employee contributions pursuant to
Section 4.08(a) and "414(s) Compensation" of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Employer matching contributions, if any, voluntary Employee contributions, if any, Excess Contributions re-characterized as voluntary Employee contributions pursuant to Section 4.08(a) and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation" for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the Plan Year.

                  (2) The Employer matching contributions, if any, voluntary Employee contributions made, if any, Excess Contributions re-characterized as voluntary Employee contributions pursuant to Section 4.08(a) and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in Paragraph (1) above.

                  (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with Paragraphs (1) and (2) above.

            (e) For purposes of this Section, if two or more plans of the Employer (other than an employee stock ownership plan as defined in IRC Section 4975(e)(7)) or to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of IRC Sections 401(a)(4) or 410(b) (other than the average benefits test under IRC Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for purposes of this
Section 4.09. In addition, two or more plans of the Employer to which matching contributions, Employee contributions or elective deferrals are made may be considered as a single plan for purposes of this Section. In such a case, the aggregated plans must satisfy IRC Sections 401(a)(4) and 410(b) as though such aggregated plans were a single plan. Notwithstanding the above, for Plan Years beginning after December 31, 1988, contributions to an employee stock ownership plan as defined in IRC Section 4975(e)(7) shall not be aggregated with this Plan.

            (f) If a Highly Compensated Participant participates in two or more plans (other than an employee stock ownership plan as defined in IRC Section 4975(e)(7) for Plan Years beginning after December 31, 1988) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions or elective deferrals are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of this Section 4.09.

            (g) For purposes of Sections 4.09(a) and 4.10, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions, if any, (whether or not a deferral election was made or suspended) or voluntary Employee contributions pursuant to Section 8.02 (whether or not voluntary Employee contributions are made) allocated to the Employee's account for the Plan Year.

            (h) For purposes of this Section, the term "Compensation" has the meaning given in Section 2.08. However, the Employer may elect to include as compensation any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under IRC Sections 125, 402(a)(8), 402(h) or 403(b).

      4.10 Adjustment to Actual Contribution Percentage Tests.

            (a) In the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.09(a), the Plan Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, the Vested portion of Excess Aggregate Contributions (and Income allocable to such contributions) or, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer matching contributions (and Income allocable to such Forfeitures) until either one of the tests set forth in
Section 4.09(a) is satisfied, or until such Participant's actual contribution ratio equals the actual contribution ration of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 4.09(a) is satisfied. The distribution and/or Forfeiture of Excess Aggregate Contributions shall be made in the following order:

                  (1) Employer matching contributions, if any, distributed and/or forfeited pursuant to Section 4.08(a)(1);

                  (2) Voluntary Employee contributions including Excess Contributions re-characterized as voluntary Employee contributions pursuant to
Section 4.08(a)(2);

                  (3) Remaining Employer matching contributions, if any.

            (b) Any distribution and/or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or Forfeiture of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Article A5 of the Adoption Agreement. However, no such Forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this section.

            (c) Excess Aggregate Contributions attributable to amounts other than voluntary Employee contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of IRC Sections 404 and 415 even if distributed from the Plan.

            (d) For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total Employer matching contributions, if any, voluntary Employee contributions, if any, Excess Contributions re-characterized as voluntary Employee contributions pursuant to Section 4.08(a) and any Qualified Employer Non-Elective Contributions or elective deferrals taken into account pursuant to Section 4.09(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by the Participant's "414(s) Compensation." The actual contribution ratio must be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer matching contributions, if any, voluntary Employee contributions, if any, Excess Contributions re-characterized as voluntary Employee contributions pursuant to Section 4.08(a) and any Qualified Employer Non-Elective Contributions or elective deferrals taken into account pursuant to
Section 4.09(c) on behalf of such Highly Compensated Participant for such Plan Year.

            (e) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to re-characterization for the plan year of any other qualified cash or deferred arrangement (as defined in IRC Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as voluntary Employee contributions due to re-characterization pursuant to Section 4.08(a).

            (f) The determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules shall be accomplished as follows:

                  (1) If the actual contribution ratio for the Highly Compensated Participant is determined in accordance with Section 4.09(d)(1)(ii), then the actual contribution ratio shall be reduced and the Excess Aggregate Contributions for the family unit shall be allocated among the Family Members in proportion to the sum of Employer matching contributions, if any, voluntary Employee contributions, if any, Excess Contributions re-characterized as voluntary Employee contributions pursuant to Section 4.08(a) and any Qualified Employer Non-Elective Contributions or elective deferrals taken into account pursuant to Section 4.09(c) of each Family Member that were combined to determine the group actual contribution ratio.

                  (2) If the actual contribution ratio for the Highly Compensated Participant is determined under Section 4.09(d)(1)(i), then the actual contribution ratio shall first be reduced, as required herein, but not below the actual contribution ratio of the group of Family Members who are not Highly Compensated Participants without regard to family aggregation. The Excess Aggregate Contributions resulting from this initial reduction shall be allocated among the Highly Compensated Participants whose Employer matching contributions, if any, voluntary Employee contributions, if any, Excess Contributions re-characterized as voluntary Employee contributions pursuant to Section 4.08(a) and any Qualified Employer Non-Elective Contributions or elective deferrals taken into account pursuant to Section 4.09(c) were combined to determine the actual contribution ratio. If further reduction is still required, then Excess Aggregate Contributions resulting from this further reduction shall be determined by taking into account the contributions of all Family Members and shall be allocated among them in proportion to their respective Employer matching contributions, if any, voluntary Employee contributions, if any, Excess Contributions re-characterized as voluntary Employee contributions pursuant to
Section 4.08(a) and any Qualified Employer Non-Elective Contributions or elective deferrals taken into account pursuant to Section 4.09(c).

            (g) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special "Qualified Non-Elective Contribution" on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.09(a). Such contribution shall be allocated to the Participant's Employer Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 4.07(a).

            (h) For purposes of this Section, the term "Compensation" has the meaning given in Section 2.08. However, the Employer may elect to include as compensation any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under IRC Sections 125, 402(a)(8), 402(h) or 403(b).

            (i) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's Employer Elective Account, Matching Contribution Account (if any, and if all amounts therein are not used in the Actual Deferral Percentage test) and, if applicable, Qualified Non-Elective Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                                   ARTICLE V.

                                   ALLOCATIONS


      5.01 Allocations.

            (a) Allocation of Employer Contributions. As of each Anniversary Date, there shall be allocated to the Employer Elective Account and Employer Non-Elective Account of each Active Participant who is eligible to share such portion of the Employer's contributions and unallocated forfeitures determined under the formula set forth in Article A5 of the Adoption Agreement.

            (b) Allocation of Trust Earnings, Gains and Losses. As of each Valuation Date, the net earnings, gains and losses of the Trust Fund (whether or not gains or losses have been realized) since the previous Valuation Date shall be determined and allocated to the Accounts maintained for the Participants in proportion to the balances in such Accounts as of the immediately preceding Valuation Date after reducing such prior Valuation Date balances by the amounts withdrawn or distributed to a Participant or Beneficiary since such Valuation Date, if any.

            (c) Segregated Accounts. As of each Valuation Date, the net earnings, gains and losses of any segregated account or Participant Directed Account, pursuant to Sections 8.05 and 11.02, (whether or not such gains or losses have been realized) since the immediately preceding Valuation Date shall be determined and credited to that Account.

      5.02 Limitation on Allocations. This Section 5.02 applies if the Participant does not participate in and has never participated in another qualified plan maintained by the adopting Employer or a welfare benefit fund, as defined in IRC Section 419(e), maintained by the Employer, or an individual medical account, as defined in IRC Section 415(l)(2), maintained by the Employer, which provides an annual addition as defined in Section 5.04(a).

            (a) Annual Additions Limitations. The amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the total Annual Additions for the Limitation Year for any Participant exceeds the Maximum Permissible Amount such excess shall be an Excess Amount. Any Excess amount shall be disposed of in the manner prescribed in paragraph (b) below.

            (b) Excess Amount. If the Annual Addition for any Participant exceeds the Maximum Permissible Amount for any Limitation Year, such Excess Amount shall be disposed of as follows:

                  (1) any nondeductible Voluntary Employee Contributions, to the extent they would reduce the Excess Amount, shall be returned to the Participant;

                  (2) if after the application of paragraph (1) an Excess Amount still exists, the Excess Amount shall be disposed of as prescribed in Article A5 of the Adoption Agreement.

      5.03 Limitations under Combination of Plans.

            (a) This Section 5.03(a) applies if, in addition to this Plan, a Participant is covered under another qualified defined contribution plan maintained by the Employer during any Limitation Year, a welfare benefit fund, as defined in IRC Section 419(e) maintained by the Employer, or an individual medical account as defined in IRC Section 415(l)(2), maintained by the Employer, which provides an annual addition as defined in Section 5.04(a). The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount allocated shall be reduced so that the Annual Additions under all such plans for the Limitation Year shall equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be allocated to the Participant's Account under this Plan for the Limitation Year. If a Participant's Annual Additions under this Plan and such other plans shall result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the Annual Additions last allocated. If an Excess Amount were allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan shall be the product of,

                  (1) the total Excess Amount allocated as of such date, times

                  (2) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified defined contribution plans.

Any Excess Amount attributed to this Plan shall be disposed of in the manner prescribed in Section 5.02(b).

            (b) This Section 5.03(b) applies if the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan. The sum of the Participant's Defined Benefit Fraction and the Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year shall be limited in accordance with Article A5 of the Adoption Agreement.

      5.04 Definitions.

            (a) "Annual Additions". The sum of the following amounts allocated to a Participant's Account for the Limitation Year:

                  (1)   Employer contributions;

                  (2)   Employee contributions; and

                  (3)   forfeitures.

For this purpose any Excess Amount applied under Section 5.02(b) in the Limitation Year to reduce Employer contributions shall be considered Annual Additions for such Limitation Year. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in IRC Section 415(1)(2), which is part of a pension or annuity plan maintained by the Employer shall be treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in IRC Section 419A(d)(3), under a welfare benefit fund, as defined in IRC Section 419(e), maintained by the Employer shall be treated as Annual Additions to a defined contribution plan.

            (b) "Compensation". For purposes of this Article, a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                  (1) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                  (2) Amounts realized from exercise of a nonqualified stock option, or when restricted stock (or property) held by Employee either becomes fully transferable or is no longer subject to a substantial risk of forfeiture;

                  (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (4) Other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee) or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in IRC Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

      Compensation for any Limitation Year is the compensation actually paid or includable in the gross income during such year.

      For Limitation Years beginning after December 31, 1988, Compensation for purposes of this Article shall be limited to $200,000 (unless adjusted in the same manner as permitted under IRC Section 415(d)).

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with IRC Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

      For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under IRC Section 401(a)(17) shall mean the OBRA '93 annual Compensation limit set forth in this provision.

      If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000.

      Notwithstanding the preceding sentence, Compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in IRC Section 22(e)(3)) is the compensation such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming totally and permanently disabled. Such imputed compensation may be taken into account only if the participant is not a highly compensated employee (as defined in IRC Section 414(q)) and contributions made on behalf of such participant are nonforfeitable when made.

            (c) "Defined Benefit Fraction". A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under IRC Sections 415(b) and (d) or one hundred forty percent (140%) of the Highest Average Compensation, including any adjustments under IRC Section 415(b).

      Notwithstanding the above, if the Participant was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction shall not be less than one hundred twenty-five percent (125%) of the sum of the annual benefit under such plans which the Participant had accrued as of the later of September 30, 1983, or the end of the last limitation year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfy the requirements of IRC Section 415 for all prior limitation years.

      Notwithstanding the above, if the Participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after

May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of IRC Section 415 for all limitation years beginning before January 1, 1987.

            (d) "Defined Contribution Fraction". A fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer and the annual additions attributable to all welfare benefit funds, as defined in IRC Section 419(e) and individual medical accounts, as defined in IRC
Section 415(l)(2), maintained by the Employer) and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any limitation year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under IRC Sections 415(b) and (d) or thirty-five percent (35%) of the Participant's Compensation for such year.

      If the Employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this Fraction will be adjusted if the sum of this Fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the Fractions over 1.0 times (ii) the denominator of this Fraction, will be permanently subtracted from the numerator of this Fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 6, 1986, but using the IRC Section 415 limitations applicable to the first limitation year beginning on or after January 1, 1987.

      The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

            (e) "Employer". The Employer that adopts this Plan, all members of the Controlled Group or Affiliated Service Group of which the adopting Employer is a part and any other entity required to be aggregated with the Employer pursuant to regulations issued under IRC Section 414(o).

            (f) "Excess Amount". The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

            (g) "Highest Average Compensation". The average compensation for the three (3) consecutive years of service with the Employer that produces the highest average. A year of service with the Employer is the twelve (12) consecutive month period specified in Article A2 of the Adoption Agreement.

            (h) "Maximum Permissible Amount". The lesser of thirty thousand dollars ($30,000) (or, such larger amount determined by the Commissioner for the Limitation Year) or twenty-five percent (25%) of the Participant's Compensation (as defined in paragraph (b) above). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount shall not exceed the lesser of (i) thirty thousand dollars ($30,000) (or, such larger amount determined by the Commissioner for the Limitation Year) multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve (12), or (ii) twenty-five percent (25%) of the Participant's Compensation for the short Limitation Year. The compensation limitation referred to in this subsection (h) shall not apply to any contribution for medical benefits (within the meaning of IRC Section 401(h) or IRC Section 419A(f)(2) which is otherwise treated as an annual addition under IRC Section 415(l)(1) or IRC Section 419A(d)(2).

            (i) "Projected Annual Benefit". The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in the form other than straight Life Annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a defined benefit plan (whether or not terminated) maintained by the Employer assuming:

                  (1) The Participant would continue employment until normal retirement age under the Plan (or current age, if later), and

                  (2) The Participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                                   ARTICLE VI.

                            VESTING OF PLAN BENEFITS


      6.01 Vesting of Interests. Each Participant shall have at all times a fully vested, non-forfeitable right to the value of the Participant's Voluntary Contribution and Rollover Accounts. The balance in each Participant's Employer Elective Account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

      6.02 Retirement Benefits. The Normal Retirement Benefit with respect to any Participant attaining Normal Retirement Age shall be equal to one hundred percent (100%) of the Participant's Accounts. For purposes of the preceding sentence, Normal Retirement shall mean the earlier of the time a Participant attains Normal Retirement Age under the Plan, or the later of (i) the time a Participant attains age 65 or (ii) the fifth (5th) anniversary of the time a Participant commences participation in the Plan. A Participant shall be fully vested in the Participant's Accounts upon attaining Early Retirement, if provided for in the Plan.

      6.03 Disability Benefit. The Disability Benefit with respect to any Participant who has suffered a Disability as defined in Article II of this Plan, and who is separated from service with the Employer by reason of such Disability, shall be equal to one hundred percent (100%) of the Participant's Accounts.

      6.04 Death Benefit. In the event of the death of a Participant prior to the commencement of benefit payments, the Participant's Accounts shall become one hundred percent (100%) vested. In the event of the death of a Retired Participant whose benefits are in a "pay status," or of a Vested Participant, the death benefit shall be one hundred percent (100%) of the undistributed balance of the Participant's Accounts, if any.

      6.05 Termination of Employment; Break in Service. Upon the termination of employment of a Participant for any reason other than Disability, death or retirement at normal or deferred date, a Participant shall be entitled to that portion of a Participant's Employer Contribution Account which shall have been vested pursuant to Article A6 of the Adoption Agreement.

            (a) Forfeitures. The non-vested portion of a Participant's Employer Contribution Account shall be forfeited at the time elected in Article A6 of the Adoption Agreement, subject to the provisions of Section 6.05(b). For purposes of this Section, Employer includes all members of the Controlled Group of Corporations or Affiliated Service Group of which the adopting Employer is a part.

      If a cash-out distribution is not made in accordance with Article A6 of the Adoption Agreement, the non-vested portion of a Participant's Employer Contribution Account shall be forfeited as of the first Anniversary Date coinciding with or subsequent to the time a Participant incurs five (5) consecutive 1-year Breaks-in-Service.

            (b) Active Participation Following Re-employment. All Years of Service after a Participant has had five (5) consecutive one-year Breaks in Service shall be disregarded for purposes of determining a Participant's nonforfeitable percentage in the Employer Contribution Account that accrued before the first such Break in Service. Years of Service prior to one or more Breaks in Service shall be counted for purposes of determining a Participant's nonforfeitable percentage in the Employer Contribution Account accruing after such Break(s) in accordance with the provisions of Section 3.03(c) of the Plan. Separate accounts shall be maintained for the Participant's pre-break and post-break Employer-derived Accrued Benefit. Both accounts will share in the earnings and losses of the Trust Fund.

      If a Participant receives a distribution pursuant to Section 7.01 of the Plan and the Participant resumes employment covered under this Plan, the Participant's Employer-derived Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs five (5) consecutive one-year Breaks in Service following the date of distribution. If a Participant is deemed to receive a distribution pursuant to Section 7.01 of the Plan, and the Participant resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive one-year Breaks in Service, upon the reemployment of such Participant, the Employer-derived Account balance of the Participant will be restored to the amount on the date of such deemed distribution.

      Upon the re-employment of a Participant whose nonforfeitable interest at the time of termination of employment was less than one hundred percent (100%), and whose Vested Interest had been distributed, the following provisions shall apply:

                  (1) If the Participant repays to the Trust the full amount of the Participant's distribution attributable to Employer contributions before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer or the date the Participant incurs five
(5) consecutive 1-year breaks in service following the date of distribution, the portion of the Employer Contribution Account in which the Participant was not vested, whether or not such amount had been forfeited and reallocated, shall be reinstated such that the Employer Contribution Account balance (after repayment and reinstatement) shall be equal to what it had been at the time of payment.

                  (2) If the Participant fails to make such repayment within the specified period, the non-vested portion of the Account shall not be reinstated.

      6.06 Beneficiary Designation. Each Participant shall designate, in writing (and may, from time to time, change the designation of), a Beneficiary to receive any death benefit that may be payable under this Plan. In the event the Participant does not designate a Beneficiary, or is not survived by a designated Beneficiary, any death benefits payable under the Plan shall be paid first to the Participant's surviving spouse, and if there is no surviving spouse, to the issue of the Participant by right of representation, and if none, then to the executor or administrator of the deceased Participant's estate. If the Participant has elected to provide for a Qualified Pre-Retirement Survivor Annuity for the Participant's Spouse, with the balance of any benefits payable in the event of death to be paid to another named Beneficiary, the Participant may designate and may change the designation of the Beneficiary to receive such balance. If, however, all or any portion of the amount of benefit which would be payable as part of a Qualified Pre-Retirement Survivor Annuity is to be paid to some other designated Beneficiary, the Participant's Spouse shall consent to such designation, and to any change in such designation, in the form of a Qualified Election pursuant to Section 7.02(d) of the Plan.

      6.07 Amendment of Vesting Schedule. The computation of a Participant's nonforfeitable percentage of the Participant's Employer Contribution Account shall not be reduced as the result of any amendment to the vesting schedule of Article A6 of the Adoption Agreement, as the result of any amendment to the Plan that directly or indirectly affects the computation of the Participant's nonforfeitable percentage of the Participant's Employer Contribution Account or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule. In the event that the vesting schedule is amended, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have the Participant's nonforfeitable percentage computed under the Plan without regard to such amendment. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service." If a Participant fails to make such an election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the date the amendment is adopted or deemed to be made and shall end sixty (60) days after the latest of:

            (a)   the adoption date of the amendment,

            (b)   the effective date of the amendment, or

            (c) the date the Participant receives written notice of the amendment from the Employer or Plan Administrator.

      6.08 Amendments Affecting Vested and/or Accrued Benefits. No amendment to the Plan shall be effective to the extent it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under IRC
Section 412(c)(8). For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Further, no amendment to the Plan shall have the effect of decreasing a Participant's Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

                                  ARTICLE VII.

                          DISTRIBUTION OF PLAN BENEFITS

      7.01 Distribution Requirements. Except as otherwise provided in Section 7.02, the requirements of this Section 7.01 shall apply to any distribution of a Participant's Vested Interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984. All distributions required under this Article shall be determined and made in accordance with the Income Tax Regulations under IRC Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Income Tax Regulations.

            (a) Form of Distribution. The vested portion of a Participant's Account balance shall become payable to the Participant or the Participant's Beneficiary, in cash or in kind, or any combination thereof, pursuant to the election of the Participant or the Beneficiary. The Participant may request, in writing, to have the vested portion of the Account balance distributed in one of the following forms:

                  (1)   a single lump sum payment;

                  (2)   installments; or

                  (3) an Annuity, which must be nontransferable and which must comply in its terms with the requirements of this Plan.

            However, no distribution may be made, irrespective of the value of the Participant's Account balance, after the first day of the first period for which an amount is received as an Annuity unless the Participant and the Participant's Spouse (or the Beneficiary of a deceased Participant) consent in writing to such distribution.

            (b) Restrictions on Immediate Distributions. If the value of a Participant's vested Account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) three thousand five hundred dollars ($3,500) and the Account balance is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Account balance. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the ninety (90)-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of IRC Section 417(a)(3), and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.

            Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant pursuant to Section 7.02 of the Plan, only the Participant need consent to the distribution of an Account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy IRC Section 401(a)(9) or IRC Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in IRC Section 4975(e)(7)) within the same Controlled Group.

            An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

            For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested Account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of IRC Section 72(o)(5)(B).

            (c) Limits on Settlement Options. Distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

                  (1) the life of the Participant,

                  (2) the life of the Participant and a designated Beneficiary,

                  (3) a period certain not extending beyond the life expectancy of the Participant, or

                  (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

            (d) Vesting on Distribution Before Break in Service. If an Employee terminates service, and the value of the Employee's vested Account balance derived from Employer and Employee contributions is not greater than Three Thousand Five Hundred Dollars ($3,500), the Employee will receive a distribution of the value of the entire vested portion of such Account balance and the non-vested portion will be treated as a forfeiture. For purposes of this section, if the value of an Employee's vested Account balance is zero, the Employee shall be deemed to have received a distribution of such vested Account balance. A Participant's vested Account balance shall not include accumulated deductible employee contributions within the meaning of IRC Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

            If an Employee terminates service and elects, in accordance with the requirements of Section 7.02, to receive the value of the Employee's vested Account balance, the non-vested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the Account balance derived from Employer contributions, the part of the non-vested portion that will be treated as a forfeiture is the total non-vested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested portion of the Account balance derived from Employer contributions.

            If an Employee receives or is deemed to receive a distribution pursuant to this section and the Employee resumes employment covered under this Plan, the Employee's Employer-derived Account balance will be restored to the amount on the date of distribution if the Employee repays to the Trust the full amount of the distribution attributable to Employer contributions before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs five (5) consecutive 1-year breaks in service following the date of the distribution.

            If a distribution is made at a time when a Participant has a non-forfeitable right to less than one hundred percent (100%) of the Account balance derived from Employer Contributions or in the case of a forfeiture that is delayed until the Participant incurs a Break in Service or an In-Service Distribution, the following method for computing Account balances, with respect to which the non-forfeitable percentage in the Account may increase and from which distributions are made, will be used:

                  (1) A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

                  (2) At any relevant time, the Participant's non-forfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                        X = P(AB + (R x D)) - (R x D).

            For purposes of applying the formula, P is the non-forfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, R is the ratio of the Account balance at the relevant time to the Account balance after distribution, and the relevant time is the time at which, under the Plan, the vested percentage in the Account cannot increase.

            (e) Minimum Amounts to be Distributed. If the Participant's entire Vested Interest is to be distributed in other than a lump sum, the following minimum distribution rules shall apply on or after the required beginning date:

                  (1) Individual Account.

                        (A) If a Participant's Vested Interest is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's Vested Interest by the applicable life expectancy.

                        (B) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                        (C) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's Vested Interest by the lesser of (1) the applicable life expectancy or (2) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 7.01(e)(1)(A) above as the relevant divisor without regard to Section 1.401(a)(9)-2 of the Income Tax Regulations.

                        (D) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31st of that distribution calendar year.

                  (2) Other Forms. If the Participant's Vested Interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of IRC Section 401(a)(9) and the Income Tax Regulations thereunder.

            (f) Commencement of Benefits.

                  (1) General Rule. Distribution of a Participant's Vested Interest upon termination of employment for any reason or upon attaining Normal or Early Retirement Age shall commence at such time as elected by the Participant; provided, however, that unless the Participant elects otherwise, distribution of benefits will begin no later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of the following:

                        (A) the Participant attains age sixty-five (65) (or Normal Retirement Age, if earlier);

                        (B) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

                        (C) the Participant terminates service with the Employer.

                  Notwithstanding the above, if a Participant separates from service before satisfying the age requirement for Early Retirement, but has satisfied the Years of Service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of such age requirement. The failure of a Participant and the Participant's Spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of
Section 7.01(b) above, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

                  (2) Required Beginning Date.

                        (A) General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

                        (B) Transitional Rules. The required beginning date of a Participant who attains age seventy and one-half (70-1/2) before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                              (1) Non-five Percent (5%) Owners.  The required
beginning date of a Participant who is not a five percent (5%) owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age seventy and one-half (70-1/2) occurs.

                              (2) Five-Percent (5%) Owners.  The required
beginning date of a Participant who is a five percent (5%) owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                    (i) the calendar year in which the
Participant attains age seventy and one-half (70-1/2), or

                                    (ii) the earlier of the calendar year with
or within which ends the Plan Year in which the Participant becomes a five percent (5%) owner, or the calendar year in which the Participant retires.

                              The required beginning date of a Participant
who is not a five percent (5%) owner who attains age seventy and one-half (70-1/2) during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                        (C) Five percent (5%) Owner. A Participant is treated as a five percent (5%) owner for purposes of this section if such Participant is a five percent (5%) owner as defined in IRC Section 416(i) (determined in accordance with IRC Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66-1/2) or any subsequent Plan Year.

                        (D) Once distributions have begun to a five percent
(5%) owner under this section, they must continue to be distributed, even if the Participant ceases to be a five percent (5%) owner in a subsequent year.

            (g) Death Distribution Provisions. Upon the death of the Participant, the following distribution provisions shall take effect:

                  (1) Distribution Beginning Before Death. If the Participant dies after distribution of the Participant's Vested Interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                  (2) Distribution Beginning After Death. If the Participant dies before distribution of the Participant's Vested Interest has commenced, distribution of the Participant's entire Vested Interest shall be completed by December 31st of the calendar year containing the fifth (5th) anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

                        (A) if any portion of the Participant's Vested
Interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31st of the calendar year immediately following the calendar year in which the Participant died.

                        (B) if the designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of (1) December 31st of the calendar year immediately following the calendar year in which the Participant died and (2) December 31st of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2). If the Participant has not made an election pursuant to this Section 7.01(g)(2) by the time of the Participant's death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31st of the calendar year in which distributions would be required to begin under this section, or (2) December 31st of the calendar year which contains the fifth (5th) anniversary of the Participant's death. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire Vested Interest must be completed by December 31st of the calendar year containing the fifth (5th) anniversary of the Participant's death.

                        (C) For the purposes of 7.01(g)(2)(B), if the surviving Spouse dies after the Participant but before payments to such Spouse begin, the provisions of 7.01(g)(2), with the exception of Paragraph (B) above, shall be applied as if the surviving Spouse were the Participant.

                        (D) For the purposes of this Section 7.01(g), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

                        (E) For the purposes of this Section 7.01(g), distribution of a Participant's Vested Interest is considered to begin on the Participant's required beginning date or the date distribution is required to begin to the surviving Spouse pursuant to Section 7.01(g). If distribution in the form of an annuity described in 7.01(e)(2) above irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date the distribution actually commences.

            (h) Transitional Rule.

                  (1) Notwithstanding the other requirements of this Section
7.01 and subject to the requirements of Section 7.02, distribution on behalf of any Employee, including a five percent (5%) owner, may be made in accordance with a method of distribution designated pursuant to Section 242(b) of TEFRA subject to all of the following requirements (regardless of when such distribution commences):

                        (A) The distribution by the Trust is one which would not have disqualified the Trust under IRC Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

                        (B) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                        (C) Such designation was in writing, was signed by the Employee or Beneficiary, and was made before January 1, 1984.

                        (D) The Employee had accrued a benefit under the Plan as of December 31, 1983.

                        (E) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Employee are listed in order of priority.

                  (2) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                  (3) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 7.01(h)(1)(A) and 7.01(h)(1)(E).

                  (4) If a designation is revoked any subsequent distribution must satisfy the requirements of IRC Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy IRC Section 401(a)(9) and the regulations thereunder, but for the
Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

            (i) Definitions.

                  (1) Applicable Life Expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with Section 7.01(e)(2) before the required beginning date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the applicable calendar year is the year of purchase.

                  (2) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with IRC Section 401(a)(9) and the regulations thereunder.

                  (3) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 7.01(g) above.

                  (4) Life Expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

                  Unless otherwise elected by the Participant (or the Participant's Spouse, in the case of distributions described in Section 7.01(g)(2)(B) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or the Participant's Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                  (5) Participant's Benefit.

                        (A) The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                        (B) Exception for second distribution calendar year. For purposes of Paragraph (A) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

            (j) Distribution of Participant Employer Elective Account.

                  (1) Amounts held in the Participant's Employer Elective Account may not be distributable earlier than:

                        (i) a Participant's termination of employment, Total and Permanent Disability, or death;

                        (ii) a Participant's attainment of age 59-1/2;

                        (iii) the termination of the Plan without the existence at the time of termination of another defined contribution plan (other than an employee stock ownership plan as defined in IRC Section 4975(e)(7)) or the establishment of a successor defined contribution plan (other than an employee stock ownership plan as defined in IRC Section 4975(e)(7)) by the Employer or an Affiliated Employer within the period ending twelve (12) months after distribution of all assets from the Plan maintained by the Employer;

                        (iv) the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of IRC Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets;

                        (v) the date of the sale by the Employer or an Affiliated Employer of its interest in a subsidiary (within the meaning of IRC
Section 409(d)(3)) to an entity which is not an Affiliated Employer with respect to a Participant who continues employment with such subsidiary; or

                        (vi) the proven financial hardship of a Participant, subject to the limitations of Section 7.06, if a hardship distribution is permitted under the terms of the Adoption Agreement.

      7.02 Joint and Survivor Annuity Requirements. Except as may be provided in
Section 7.02(f) the provisions of this Section 7.02 shall take precedence over any conflicting provision in this Plan. The provisions of this Section 7.02 shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 7.02(g).

            (a) Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date, a married Participant's vested Account balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's vested Account balance will be paid in the form of a Life Annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

            (b) Qualified Pre-Retirement Survivor Annuity. Unless an optional form of benefit is selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then fifty percent (50%) of the Participant's Vested Interest shall be applied toward the purchase of an annuity for the life of the surviving Spouse. Such annuity shall be purchased at the direction of the surviving Spouse within a reasonable time after the Participant's death. The remaining fifty percent (50%) shall be payable in the form and to the Beneficiary as designated by the Participant.

            (c) Effect of Plan Loans. For purposes of determining the amount of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity, a Participant's Vested Interest shall be reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant at the time of payment or death, if the security interest is treated as payment in satisfaction of the loan under the Plan.

            (d) Definitions.

                  (1) Election Period. The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Account balance as of the date of separation, the Election Period shall begin on the date of separation.

                  (2) Earliest Retirement Age. The earliest date on which, under the Plan, the

Participant could elect to receive retirement benefits.

                  (3) Qualified Election. A waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity shall not be effective unless: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

                      Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 7.02(e).

                  (4) Qualified Joint and Survivor Annuity. An immediate Annuity for the life of the Participant which, for a Participant who is single shall be a Life Annuity, and for a Participant who is married shall be an Annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of annuity which is payable during the joint lives of the Participant and the Spouse, and in either case is the amount of benefit which can be purchased with the Participant's Vested Interest.

                  (5) Spouse (Surviving Spouse). The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in IRC Section 414(p).

                  (6) Annuity Starting Date. The first day of the first period for which an amount is paid as an annuity or any other form.

                  (7) Vested Account Balance. The aggregate value of the Participant's vested Account balances derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

            (e)   Notice Requirements.

                  (1) In the case of a Qualified Joint and Survivor Annuity described in 7.02(a) above, the Plan Administrator shall no less than thirty
(30) days and no more than ninety (90) days prior to the Annuity Starting Date provide each Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                  (2) In the case of a Qualified Pre-Retirement Survivor Annuity described in 7.02(b) above, the Plan Administrator shall provide each Participant within the applicable period a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 7.02(e)(1) applicable to a Qualified Joint and Survivor

Annuity. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35); (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after the exception for a plan that fully subsidizes costs in IRC Section 417(a)(5) ceases to apply to the Participant; (iv) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

                        For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii), and (iv) is the end of the two-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two-year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                  (3) If a distribution is one to which IRC Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                        (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                        (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

            (f) Safe Harbor Rules. This section shall apply to a Participant in a profit sharing plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in IRC Section 72(o)(5)(B), and maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan), if the following conditions are satisfied: (1) the Participant does not or cannot elect payments in the form of a life annuity; and (2) on the death of a Participant, the Participant's vested Account balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary. The Surviving Spouse may elect to have distribution of the vested Account balance commence within the ninety
(90) day period following the date of the Participant's death. The Account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of Account balances for other types of distributions. This section shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of IRC Section 401(a)(11) and IRC Section 417. If this section is operative, then the provisions of this Article, other than Section (g) shall be inoperative.

                  (1) The Participant may waive the spousal death benefit described in this section at any time provided that no such waiver shall be effective unless it satisfies the conditions (described in Section 7.02(d)(3)) that would apply to the Participant's waiver of the Qualified Pre-Retirement Survivor Annuity.

                  (2) For purposes of this Subsection (f), vested Account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate Account balance attributable solely to accumulated deductible employee contributions within the meaning of IRC Section 72(o)(5)(B). In the case of a profit sharing plan, vested Account balance shall have the same meaning as provided in Section 7.02(d)(7).

            (g) Transitional Rules.

                  (1) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed hereunder must be given the opportunity to elect to have the prior Subsections of this Section
7.02 apply if such Participant is credited with at least one (1) Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of vesting service when the Participant separated from service.

                  (2) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one (1) Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have the benefits paid in accordance with
Section 7.02(g)(4).

                  (3) The respective opportunities to elect (as described in Section 7.02(g)(1) and 7.02(g)(2) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to the Participants.

                  (4) Any Participant who has elected pursuant to Section 7.02(g)(2) and any Participant who does not elect under Section 7.02(g)(1) or who meets the requirements of such Section 7.02(g)(1) except that such Participant does not have at least ten (10) years of vesting service when the Participant separates from service, shall have benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a Life Annuity:

                        (A) Automatic Joint and Survivor Annuity. If benefits in the form of a Life Annuity become payable to a married Participant who:

                              (i) begins to receive payments under the Plan
on or after Normal Retirement Age; or

                              (ii) dies on or after Normal Retirement Age
while still working for the Employer; or

                              (iii) begins to receive payments on or after
the Qualified Early Retirement Age; or

                              (iv) separates from service on or after
attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                        then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least six (6) months before the Participant attains Qualified Early Retirement Age and end not more than ninety (90) days before the commencement of benefits. Any election hereunder shall be in writing and may be changed by the Participant at any time.

                        (B) Election of Early Survivor Annuity. A Participant who is employed after attaining the Qualified Early Retirement Age shall be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before the Participant's death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of (1) the ninetieth (90th) day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

                        (C) For purposes of this Section 7.02(g)(4):

                              (i) Qualified Early Retirement Age is the
latest of (1) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits; (2) the first day of the one-hundred twentieth (120th) month beginning before the Participant reaches Normal Retirement Age; or (3) the date the Participant begins participation.

                              (ii) Qualified Joint and Survivor Annuity is
an annuity for the life of the Participant with a survivor annuity for the life of the Spouse, as described in Section 7.02(d)(4).

      7.03 Segregation and Commutation. If the Plan Administrator determines to pay the Vested Interest by installments from the Trust, the Participant's Vested Interest may be segregated and invested separately from the remainder of the Trust Fund. At any time, the Plan Administrator may accelerate the payment of installments or may pay the entire balance of the segregated account to the Participant or the Beneficiary.

      7.04 Acquittance. The Plan Administrator and/or the Trustee may require the Participant or the Participant's legal representative or Beneficiary to sign an acquittance as a condition of final payment of his Plan benefit, in full satisfaction of all claims against the Plan, the Trust, the Trustee, the Plan Administrator, and the Employer.

      7.05 Order of Distribution of Participant Interest. In the event distribution of a Participant's Vested Interest in the Plan is made in multiple or periodic payments, unless specifically elected otherwise in writing by the Participant, the amounts distributed shall be deemed to be received as follows in the order listed below:

            (a) As a recovery of any basis; then

            (b) Amounts taxable as ordinary income; and then, if any,

            (c) Amounts subject to a premature distributions penalty.

      7.06 Distribution Upon Hardship. If provided for in Article A7 of the Adoption Agreement, upon the Application of any Participant, the Plan Administrator may direct the Trustee to distribute to the Participant the portion of the Participant's Vested Interest that the Plan Administrator determines to be necessary due to the Participant's financial hardship. A distribution is on account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. The determinations of the existence of an immediate and heavy financial need and of the amount necessary to meet the need must be made in accordance with the non-discriminatory and objective standards set forth in this Plan.

            (a) Immediate and Heavy Financial Need. The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because the need was reasonably foreseeable or voluntarily incurred by the Participant. A distribution will be considered to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                  (1) Medical expenses, as described in IRC Section 213(d), incurred by the Participant, the Participant's spouse, or any dependents, as defined in IRC Section 152, of the Participant;

                  (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (3) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, the Participant's spouse, children, or dependents;

                  (4) The need to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                  (5) Other circumstances as determined by the Commissioner of the Internal Revenue Service through the publication of revenue rulings, notices and other documents of general applicability.

            (b) Distribution Necessary to Satisfy Financial Need. A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent the need may be satisfied from other resources which are reasonably available to the Participant. This determination is to be made on the basis of all relevant facts and circumstances. A distribution generally may be treated as necessary to satisfy a financial need if the Plan Administrator reasonably relies upon the Participant's representation that the need cannot be relieved:

                  (1) Through reimbursement or compensation by insurance or otherwise,

                  (2) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

                  (3) By cessation of elective contributions or Participant contributions under the Plan, or

                  (4) By other distributions or non-taxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

            For purposes of this paragraph (b), the Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children which are reasonably available to the Participant. Property held for the Participant's child under an irrevocable trust or under the Uniform Gifts To Minors Act will not be treated as a resource of the Participant.

            (c) Amount of Distribution Necessary to Satisfy Financial Need. A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                  (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant,

                  (2) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer,

                  (3) The Plan, and all other plans maintained by the Employer, provide that the Participant's elective contributions and Participant's other contributions, if applicable, will be suspended for at least twelve (12) months after receipt of the hardship distribution, and

                  (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit on elective deferrals under IRC Section 402(g) for the next taxable year less the amount of the Participant's elective contributions for the taxable year of the hardship distribution.

            An Employee shall not fail to be treated as an Eligible Employee for the purposes of this Plan or any other plan merely because the Employee is suspended in accordance with the provisions of this section.

            (d) Joint and Survivor Annuity Requirements. Any distribution under this Section 7.06 shall require the prior written consent of the Participant's Spouse in a form which conforms to a Qualified Election pursuant to Section 7.02(d).

      7.07 In-Service Distribution. If provided for in Article A7 of the Adoption Agreement, upon the application of any Participant who is one hundred percent (100%) vested in the Participant's Employer Non-Elective Account, the Plan Administrator may, pursuant to a uniform and nondiscriminatory policy, direct the Trustee to distribute all or a portion of the Employer Non-Elective Account to the Participant in a manner provided for in Section 7.01. If the Participant has attained age fifty-nine and one-half (59-1/2), the Participant may make similar application with respect to the Employer Elective Account. In the event that the Plan Administrator elects to make such a distribution of all or a portion of a Participant's Employer Non-Elective and/or Employer Elective Account, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. No distribution shall be made pursuant to this Section unless the amount to be distributed from the Participant's Employer Non-Elective Account or Employer Elective Account has accumulated for at least two (2) years or the Participant has completed five (5) years of participation in the Plan.

      Any distribution under this Section 7.07 shall require the prior written consent of the Participant's Spouse in a form which conforms to a Qualified Election pursuant to Section 7.02(d).

      7.08 Optional Forms of Benefit. In addition, each optional form of benefit provided under a Plan must be made available to all Participants on a nondiscriminatory basis (i.e., they must not discriminate in favor of the highly compensated group.) This is the case regardless of whether a particular form of benefit is the actuarial equivalent of any other optional form of benefit under the plan. Note: IRC Section 411(d)(6) prevents a plan from retroactively reducing or eliminating optional forms of benefits and any other "Section 411(d)(6) protected benefits".

                                  ARTICLE VIII.

            EMPLOYEE CONTRIBUTIONS AND TRANSFERS FROM QUALIFIED PLANS


      8.01. In General. A Participant may, if permitted under the Adoption Agreement or by the Plan Administrator, as applicable, supplement the Participant's benefits hereunder through the use of voluntary non-deductible contributions pursuant to Section 8.02 or rollover contributions from another plan or IRA pursuant to Section 8.03. In any such case, the contributions or rollover amounts shall be invested together with the other assets of the Trust. Each such Account shall be valued at least annually on the Valuation Date and credited with its share of Trust earnings, gains and losses, unless segregated and separately invested pursuant to Section 8.05. Any such amounts shall be distributed according to the provisions of Section 8.06.

      8.02. Voluntary Employee Contributions. If permitted under Article A8 of the Adoption Agreement, and subject to the limitations on Annual Additions of Sections 5.02 or 5.03, a Participant may elect to make Voluntary Employee Contributions to the Plan. Such contributions shall be paid to the Trustee no later than thirty (30) days after the end of the Plan Year for which it is deemed paid. A separate account will be maintained by the Trustee for the Voluntary Employee Contributions of each Participant.

            (a) Voluntary contributions may be made in cash or in other property acceptable to the Trustee. The balance in a Participant's Voluntary Contribution Account shall be fully vested and nonforfeitable at all times.

            (b) If permitted under Article A8 of the Adoption Agreement, a Participant may, upon reasonable prior written notice to the Plan Administrator, withdraw from the Trust all or any portion of the Participant's Voluntary Contribution Account. Such notice shall specify the date of the withdrawal and the amount to be withdrawn. Each such withdrawal shall constitute first a withdrawal of contributions actually made by the Participant up to the total of the aggregate of such contributions, reduced by any prior withdrawals, and the excess, if any, up to the asset value of the Participant's Voluntary Contribution Account balance, shall constitute a withdrawal of earnings and appreciation attributable to such account. Any withdrawal under this Section 8.02(b) shall require the prior written consent of the Participant's spouse in a form which conforms to a Qualified Election pursuant to Section 7.02(d).

            (c) The Plan Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participants, to effectuate the provisions of Section 8.02, provided such rules and regulations are not inconsistent with this Plan.

            (d) The "Contribution Percentage" for Plan Years beginning after December 31, 1986 for the Highly Compensated Participant group shall not exceed the greater of:

                  (1) one hundred twenty-five percent (125%) of such percentage for the Non-Highly Compensated Participant group; or

                  (2) the lesser of two hundred percent (200%) of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus two (2) percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.

            (e) For the purposes of this Section and Section 8.02(f), "Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                  (1) the sum of Voluntary Employee Contributions paid under the Plan on behalf of each such Participant for such Plan Year; to

                  (2) the Participant's Compensation for such Plan Year.

            (f) For purposes of determining the "Contribution Percentage," the Plan Administrator may elect pursuant to regulations to take into account elective deferrals (as defined in IRC Section 402(g)(3)(A)) and qualified non-elective contributions (as defined in IRC Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. In addition, the "Contribution Percentage" for a Highly Compensated Participant shall be determined by including Voluntary Employee Contributions and Compensation of Family Members, and such affected Family Members shall be disregarded in determining the "Contribution Percentage" of Non-Highly Compensated Participants. In all cases the determination and treatment of the "Contribution Percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

            (g) For purposes of this Section, if two or more plans of the Employer to which matching contributions, Voluntary Employee Contributions, or elective deferrals are made are treated as one plan for purposes of IRC Section 410(b), such plans shall be treated as one plan for purposes of this Section
8.02. In addition, if a Highly Compensated Participant participates in two or more plans described in IRC Section 401(a) or arrangements described in IRC
Section 401(k) which are maintained by the Employer or an Affiliated Employer to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 8.02.

            (h) For purposes of Sections 8.02(d) and 8.02(i), a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Voluntary Employee Contributions allocated to the Employee's Account for the Plan Year.

            (i) In the event that the "Contribution Percentage" for the Highly Compensated Participant group exceeds the "Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 8.02(d), the Plan Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan
Year) shall direct the Trustee to distribute to the Highly Compensated Participant group the amount of "Excess Aggregate Contributions" (and any income allocable to such contributions) or, if forfeitable, forfeit such "Excess Aggregate Contributions." Such distribution or forfeiture shall be made on behalf of the Highly Compensated Participant group in order of their "Contribution Percentages" beginning with the highest of such percentages. Forfeitures of "Excess Aggregate Contributions" shall be treated in accordance with Section 6.05(a). However, no such forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section. If there is a loss allocable to such excess amount, the distribution or forfeiture shall in no event be less than the lesser of the Participant's Voluntary Contribution Account or the Participant's voluntary contributions for the Plan Year.

                  Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the participant's Employee Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-elective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such participant's Excess Aggregate Contributions for the year and the denominator is the participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                  In the case of a Highly-Compensated Participant whose Contribution Percentage is determined under the family aggregation rules, the determination of the amount of Excess Aggregate Contributions shall be made as follows:

                  (1) If the Highly Compensated Participant's "Contribution Percentage" is determined by combining the Voluntary Employee Contributions and Compensation of all Family Members, then the "Contribution Percentage" is reduced in accordance with the "leveling" method described in Section 1.401(m)-1(e)(2) of the Income Tax Regulations and the "Excess Aggregate Contributions" for the family unit are allocated among the Family Members in proportion to the Voluntary Employee Contributions of each Family Member that have been combined.

                  (2) If the Highly Compensated Participant's "Contribution Percentage" is determined by combining the Voluntary Employee Contributions and Compensation of only those Family Members who are highly compensated without regard to family aggregation, then the "Contribution Percentage" is reduced in accordance with the "leveling" method but not below the "Contribution Percentage" of eligible non-highly-compensated Family Members. "Excess Aggregate Contributions" are determined by taking into account the Voluntary Employee

Contributions of the eligible Family Members who are highly compensated without regard to family aggregation and are allocated among such Family Members in proportion to their Voluntary Employee Contributions. If further reduction of the "Contribution Percentage" is required, "Excess Aggregate Contributions" resulting from this reduction are determined by taking into account the Voluntary Employee Contributions of all eligible Family Members and are allocated among such Family Members in proportion to their Voluntary Employee Contributions.

            (j) For the purposes of Section 8.02(i), "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                  (1) the aggregate amount of contributions pursuant to Sections 8.02(e)(1) and 8.02(f) actually made on behalf of the Highly Compensated Participant group for such Plan Year, over

                  (2) the maximum amount of such contributions permitted under the limitations of Section 8.02(d).

      8.03. Rollover Contributions. Any Participant may, with the written consent of the Plan Administrator, transfer amounts to the Trust in accordance with the provisions of this Section 8.03.

            (a) Direct Inter-Plan Transfers; Rollovers. Any Participant may (if permitted) direct a trustee or fiduciary of any qualified retirement plan to transfer directly to the Trustee such Participant's interest in the retirement plan, exclusive of any nondeductible employee contributions under such plan. Any amount presented by a Participant to the Trustee within sixty (60) days of the receipt of a qualifying rollover distribution (as defined in IRC Section 402(a)(5)) shall be treated, upon receipt by the Trustee, as having been directly received from the appropriate disbursing officers or fiduciary of the distributing plan, subject to the limitations of paragraph (c) below.

            (b) IRA Transfers; Rollovers. Any Participant who has established an Individual Retirement Account (IRA) (pursuant to IRC Section 408) solely for the purpose of serving as a repository for rollover contributions received from qualified retirement plans of former employers, exclusive of nondeductible contributions by the Employee as a Participant therein, and who has not made any contributions to such conduit IRA on the Participant's own behalf, may, with the consent of the Plan Administrator, transfer directly all or a portion of the assets of such conduit IRA to the Trustee, subject to the limitations of paragraph (c) below. Any amount presented by a Participant to the Trustee within sixty (60) days of the receipt of a distribution from such conduit IRA shall be treated, upon receipt by the Trustee, as having been directly received from the trustee of the conduit IRA.

            (c) IRA Transfer and Rollover Conditions and Limitations. The Trustee shall not accept a rollover distribution from any other plan or IRA unless all of the following conditions are met:

                  (1) The amount so received shall constitute the Participant's full or partial interest in the distributing plan (or conduit IRA), exclusive of any (i) nondeductible contributions made to the plan and (ii) contributions made to an IRA by the Participant on the Participant's own behalf.

                  (2) The Participant shall present evidence satisfactory to the Plan Administrator to the effect that (i) the amount distributed to the Participant from such other qualified plan is eligible as a qualifying rollover distribution under IRC Section 402(a)(5) and (ii) if such amount is being transferred by the Participant personally to this Plan, it was received within the prior sixty (60) calendar days as a qualified total distribution from such other plan.

                  (3) No rollover contribution will be accepted which consists, in whole or in part, of insurance contracts with respect to which future premium payments are or may become due unless the Plan Administrator is satisfied that there are sufficient other segregated account assets being transferred so as to make maintenance of such contract(s) feasible without violation of any limitations on assets which may be applied for that purpose.

                  (4) A Participant's Rollover Account(s) shall be fully vested and nonforfeitable at all times, and may not be withdrawn by, or distributed to, the Participant, in whole or in part, except upon the Participant's becoming eligible for distribution of benefits under the Plan. Notwithstanding the foregoing, with respect to a Rollover Account which was a Qualified Voluntary Employee Contribution, a Participant may, upon written request delivered to the Plan Administrator, make withdrawals from the Qualified Voluntary Employee Contribution Rollover Account at any time.

                  (5) No amount may be transferred to the Trust if, in the opinion of the Plan Administrator, such a transfer could jeopardize the qualification of the Plan or Trust, or could create adverse tax consequences or excessive administrative costs for the Employer or Trust.

            (d) Transfer on Behalf of A Five-Percent (5%) Owner. Notwithstanding the above, no amount may be rolled over from any other plan or transferred from an IRA to the Trust if any part of the distribution is attributable to contributions made on behalf of the Participant while the Participant was a five-percent (5%) owner (as described in IRC Section 416(i)) in a Top-Heavy plan. Such Participant may (if permitted) direct a trustee or fiduciary of any qualified plan to transfer directly to the Trustee such Participant's interest in the plan; provided, however, that the amount in such account shall be treated as an amount contributed on behalf of a five-percent (5%) owner in a Top-Heavy plan regardless of whether such Participant is a Key Employee in this Plan or whether this Plan is a Top-Heavy Plan.

      8.04. Qualified Voluntary Employee Contributions. The Plan Administrator will not accept Qualified Voluntary Employee Contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the trust in the same manner as described in Section 5.01(b). No part of the Qualified Voluntary Employee Contribution Account will be used to purchase life insurance. A Participant may, upon reasonable prior written notice to the Plan Administrator, withdraw from the Trust any portion of the Qualified Voluntary Employee Contribution Account. Such notice shall specify the date of the withdrawal and the amount to be withdrawn. Any withdrawal under this Section 8.04 shall require the prior written consent of the Participant's spouse in a form which conforms to a Qualified Election pursuant to Section 7.02(d).

      8.05. Participant Directed Investments. Notwithstanding anything to the contrary herein contained, if provided for under Article All of the Adoption Agreement, the Plan Participants shall, by written direction, direct the investment of their Voluntary Contribution Account, Rollover Account, or Qualified Voluntary Employee Contribution Account, or any or all of such Accounts. In the event that individual investment direction is provided, the applicable provisions of Section 11.02 shall apply.

      8.06. Distribution of Employee Contribution and Rollover Accounts. Except as otherwise specifically provided in this Article VIII, distribution or transfer of the balance of a Participant's Voluntary Contribution Account, Rollover Account, or Qualified Voluntary Employee Contribution Account (or any or all of such accounts, as the case may be) shall be made as soon as administratively feasible following the end of the Plan Year during which the Participant's employment with the Employer is terminated for any reason.

            (a) The Participant must elect, in writing, to have the Account balance distributed in one of the following forms. If the Participant has more than one Account under this Article VIII, an election must be made with respect to each such Account balance. Account(s) may be distributed in:

                  (1) A single lump sum payment; or

                  (2) Payments over a period of years not longer than the life expectancy of the Participant, or the joint and last survivor expectancy of the Participant and the Participant's spouse. Such life expectancy, or joint and last survivor expectancy, shall be determined at the time the first payment is to be made from Treasury Regulations 1.72-9.

            (b) If a Participant's Account is to be distributed over a period described in Subsection (a)(2) above, then the minimum distribution in the first year shall be the Participant's Account balance divided by the life expectancy (or joint and last survivor expectancy). In the second and subsequent years, the minimum distribution shall be the then Account balance divided by the life expectancy (or joint and last survivor expectancy) for the previous year minus one. However, no distribution need be made, or a lesser amount may be made, if the aggregate amounts distributed by the end of that Plan Year are at least equal to the aggregate of the minimum amounts required to be distributed by this Subsection (b).

            (c) If no timely election is made by the Participant with respect to any Account, as provided above, the distribution or transfer of the balance of such Account shall be in a single lump sum payment.

            (d) If at the time of distribution of any portion of an Account which is attributable to Qualified Voluntary Employee Contributions the Participant has not attained age fifty-nine and one-half (59 1/2), the Participant may be subject to a Federal income tax penalty unless the distribution is rolled over to a qualified plan or individual retirement account within sixty (60) days of distribution.

            (e) Any distribution under this Section 8.06 shall require the prior written consent of the Participant's spouse in a form which conforms to a Qualified Election pursuant to Section 7.02(d).

      8.07 This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 8.07, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

      (a) Definitions.

            (1) "Eligible Rollover Distribution". Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under IRC Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (2) "Eligible Retirement Plan". An individual retirement account described in IRC Section 408(a), an individual retirement annuity described in IRC Section 408(b), an annuity plan described in IRC Section 403(a), or a qualified trust described in IRC Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

            (3) "Distributee". A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in IRC Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

            (4) "Direct Rollover". A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                   ARTICLE IX.

                             PARTICIPATING EMPLOYERS


      9.01 Adoption by Other Employers. Notwithstanding any provisions herein to the contrary, with the consent of the Employer and Trustee, any Person may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by executing documents evidencing such intent of the Employer, the Participating Employer, and the Trustee.

      9.02 Requirements of Participating Employers.

            (a) The Participating Employer shall be required to use the same Trustee.

            (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

            (c) The transfer of any Participant from or to an Employer participating in the Plan, whether the Participant is an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan. Such Participant's Accrued Benefit as well as accumulated service time with the transferor or predecessor and length of participation in the Plan shall continue to the Participant's credit.

            (d) Any contributions made by a Participating Employer, as provided for in this Plan, shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan.

            (e) All rights and values forfeited by termination of employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed.

            (f) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by the Employer and each Participating Employer in the amounts determined by the Plan Administrator.

      9.03 Designation of Agent. Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trust and Plan Administrator for purposes of the Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

      9.04 Amendment. Amendment of the Plan by the Employer while there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of the Plan.

      9.05 Discontinuance of Participation. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof shall be delivered to the Trustee. The Trustee shall thereafter transfer the Trust Fund assets allocable to the Participants of such Participating Employer to such trustee as shall have been designated by such Participating Employer in the event that it has established a separate qualified retirement plan for its employees. In no event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

      9.06 Plan Administrator's Authority. The Plan Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purposes of this
Article IX, provided such rules and regulations are not inconsistent with this Plan.

                                   ARTICLE X.

                             THE PLAN ADMINISTRATOR


      10.01 Administration by Plan Administrator. This Plan shall be administered by the Plan Administrator. The Plan Administrator shall be designated by the Employer and serve at the pleasure of the Employer.

      10.02 Control of Plan by Plan Administrator. The Plan Administrator shall have complete control of the administration of the Plan herein embodied, with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in application of the foregoing, the Plan Administrator shall have power to construe the Plan and to determine all questions that shall arise thereunder, and shall also have all the powers elsewhere in this instrument conferred upon it. It shall decide all questions relating to the eligibility of Employees to participate in the benefits of this Plan. It shall be responsible for the administration and maintenance of Participant's Accounts. All disbursements by the Trustee, except for the ordinary expenses of administration of the Trust, shall be made upon, and in accordance with, the instructions of the Plan Administrator. The decisions of the Plan Administrator upon all matters within the scope of its authority shall be binding upon all persons interested in this Plan.

      10.03 Authority and Responsibility of the Plan Administrator. The Plan Administrator shall have the following duties and responsibilities:

            (a) To maintain and retain records relating to Plan Participants and each of their Beneficiaries;

            (b) To prepare and furnish to Participants all information required under federal law or provisions of this Plan to be furnished to them;

            (c) To prepare and furnish to the Trustee sufficient Employee data and the amount of contributions received from all sources so that the Trustee may maintain separate accounts for Plan Participants and make required payments for benefits;

            (d) To prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

            (e) To provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than Anniversary Dates and on all other matters where called for in the Plan or requested by the Trustee;

            (f) To provide direction to the Trustee regarding investment of the Trust Fund pursuant to Section 10.08;

            (g) To construe the provisions of the Plan, to correct any defects, errors or omissions thereto;

            (h) To engage assistants and professional advisors;

            (i) To arrange for bonding;

            (j) To provide procedures for determination of claims for benefits,

all as further set forth herein.

      10.04 Reporting and Disclosure. The Plan Administrator shall keep all individual and group records relating to Active, Inactive, Terminated, Vested or Retired Plan Participants and to Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to each Participant and Beneficiary for examination during business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan and Trust Agreement. The Plan Administrator shall prepare and file as required by law or regulation all reports, forms, documents and other items required by ERISA and/or the IRC, and every relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Plan Administrator the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.

      10.05 Construction of the Plan. The Plan Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Plan Administrator shall interpret the Plan and shall determine any questions arising in the administration, interpretation and application of the Plan. It shall endeavor to act, whether by general rules or by particular decisions, so as to treat all persons in similar circumstances uniformly. The Plan Administrator shall correct any defects, errors or omissions with respect to the Plan.

      10.06 Engagement of Assistants and Advisors. The Plan Administrator shall have the right to hire, at the expense of the Employer, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable including, but not limited to:

            (a)   Accountants;

            (b)   Actuaries;

            (c)   Attorneys;

            (d)   Clerical and office personnel;

            (e)   Consultants;

            (f)   Investment Managers and/or advisors; and

            (g)   Medical practitioners.

To the extent that the costs for such assistants and advisors are not paid by the Employer, they shall be paid from the Trust Fund as an expense of the Trust Fund at the direction of the Plan Administrator.

      10.07 Investment of the Trust Fund. The Plan Administrator should adopt an investment philosophy and should communicate same to the Trustee, or such other advisors who may be in charge of investment selection. In discharging this duty, the Plan Administrator shall act solely in the interest of the Participants and their Beneficiaries. For the exclusive purpose of providing benefits to such Participants and Beneficiaries and defraying reasonable expenses of administering the Plan and Trust, the Plan Administrator should provide for diversifying the investment of the Plan so as to minimize the risk of large losses, unless under those circumstances it is clearly prudent not to do so, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters and with similar investment philosophy would use in the conduct of an enterprise of like character and with like aims, and in accordance with the documents and instructions governing this Plan and Trust insofar as such documents and instructions are consistent with ERISA. In discharging this duty, the overall make-up of the Trust Fund should be considered so that some percentage of the Trust Fund may be in speculative or illiquid investments so long as these investments, when considered in relation to the total Trust Fund, do not make the Trust Fund imprudently invested.

      10.08 Directed Investments by Plan Administrator. The Trustee shall be subject to the directions of the Plan Administrator with respect to investment and reinvestment of Trust Fund assets; provided, however, that such directions are made in accordance with the terms of this Plan and are not contrary to ERISA. To the extent the authority under this Section 10.08 is used, the Trustee shall not be liable for following such directions, as provided in Section 405(b)(3)(B) of ERISA.

      10.09 Prohibited Transactions. Notwithstanding anything to the contrary herein contained, the Plan Administrator shall have no authority to direct the Trustee to engage in the prohibited transactions set forth in Section 406 and 407 of ERISA and IRC Section 4975, as added by Section 2003(a) of ERISA.

      10.10 Investment in Savings Accounts and Trust Funds. Pursuant to Section 408(b)(4) of ERISA and IRC Section 4975(d)(4), as added by Section 2003(a) of ERISA, the Plan Administrator shall have the power to instruct the Trustee to invest all or part of the Trust assets in deposits which bear a reasonable interest rate in a bank or similar financial institution supervised by the United States or a State, even though such bank or other institution is a fiduciary of the Plan. Furthermore, pursuant to Section 408(b)(8) of ERISA and IRC Section 4975(d)(8), the Plan Administrator may expressly permit a transaction between the Plan and a common or collective trust or pooled investment fund maintained by a party in interest and/or a disqualified person which is a bank or trust company supervised by a State or Federal agency if such transaction is a sale or purchase of an interest in the fund and the bank or trust company receives no more than reasonable compensation.

      10.11 Prohibited Persons. Pursuant to Section 411 of ERISA, no person shall serve or be permitted to act on behalf of the Plan Administrator, or serve as a Named Fiduciary, officer, Trustee, custodian, counsel, agent or employee of the Plan, or as a consultant to the Plan, if such person has been convicted of, or has been imprisoned as the result of the conviction of, any of the offenses enumerated in the section.

      10.12 Bonding. The Plan Administrator shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by this Plan.

      10.13 Indemnification of the Plan Administrator. Each person who acts within the scope of the person's duties on behalf of the Plan Administrator shall be indemnified by the Employer against expenses (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by such person in connection with any action to which the person may be a party by reason of service on behalf of the Plan Administrator except in relation to matters as to which the person shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of the person's duties. The foregoing right to indemnification shall be in addition to such other rights as such person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which such person may be entitled pursuant to the bylaws of the Employer or as a matter of law. Service on behalf of the Plan Administrator shall be deemed in partial fulfillment of such person's function as an employee, officer and/or director of the Employer, if the person serves in such other capacity as well.

      10.14 Meetings of Plan Administrator. The Plan Administrator shall hold meetings upon notice, at such place and time as it may from time to time determine. A majority of the members of the Plan Administrator shall constitute a quorum for the transaction of business. The members of the Plan Administrator shall elect a chairman from their number and a secretary who may, but need not, be one of the members of the Plan Administrator. The secretary shall keep minutes of the meetings. All resolutions of the Plan Administrator at any meeting shall be by the vote of the majority of the members present at the meeting.

      10.15 Compensation of the Plan Administrator. The Plan Administrator shall not receive compensation for the administration of this Plan.

                                   ARTICLE XI.

                             ADMINISTRATION OF FUNDS


      11.01 Investment of Assets. All contributions shall be paid over to the Trustee and shall be held by the Trustee in accordance with the Plan and Trust Agreement.

      11.02 Participant Directed Investments. If provided for in Article All of the Adoption Agreement, Participant directed investments shall be permitted and the following provisions shall apply:

            (a) Each Participant shall direct the investment of the assets in the Participant's account. For purposes of this Section 11.02 "account" shall refer to each account which is permitted to be directed under Article All of the Adoption Agreement and by the Plan Administrator.

            (b) The Participant shall direct the Trustee in writing with respect to the investments of the Participant's account.

            (c) All gains, earnings and losses of each individually directed account shall be credited solely to that account. Expenses attributable to a Participant's individually directed account shall be paid by the Participant either by payment to the Trustee or by deducting such expense directly from the Participant's account.

            (d) The right to individually direct investments by each Participant shall be absolute and shall not be subject to approval by the Plan Administrator or by the Trustee; provided, however, that the Plan Administrator or the Trustee shall have the right to refuse to make any investment which could, in the Plan Administrator's or Trustee's discretion, disqualify the Plan or cause the income of the Trust to be subject to income tax. Pursuant to Section 404(c)(2) of ERISA, the Trustee and the Plan Administrator, when so directed by a Participant, shall not be liable for any loss, or by reason of any breach, which results from the Participant's direction of the Participant's investments.

      11.03 Valuations. The Trust Fund shall be valued annually by the Trustee at fair market value as of the close of business on the Anniversary Date. A similar valuation of the Trust Fund may be made at any time upon direction of the Plan Administrator.

      11.04 Annuity and Insurance Contracts. Notwithstanding anything in this Plan to the contrary, the Plan Administrator may, but is not required to, direct the Trustee to invest Trust funds in insurance or annuity contracts (hereinafter referred to as "Contracts") from any legal reserve life insurance company (hereinafter referred to as "Insurer"), under the following conditions:

            (a) If the Plan Administrator elects to purchase or to continue existing Contracts, it shall apply a uniform nondiscriminatory policy in a consistent manner.

            (b) Any Insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The Insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee and/or the Plan Administrator, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Plan Administrator. Regardless of any provision of this Plan, the Insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract of the Insurer.

            (c) In the event that Contracts are purchased for the benefit of any Participants, the amount of employer contribution expended for such purpose or purposes for any plan year shall be subject to the following limitations:

                  (i) If only ordinary life insurance contracts are purchased, the aggregate premiums in the case of each Participant must be less than one-half (1/2) of the total contributions and forfeitures allocated to such Participant's account.

                  (ii) If only term life insurance contracts are purchased, the aggregate premiums in the case of each Participant must be less than one quarter (1/4) of the total contributions and forfeitures allocated to such Participant's account.

                  (iii) If only accident and/or health insurance contracts (including hospitalization, major medical, or similar types of insurance contracts) are purchased, the amount expended for the accident and/or health insurance plus one-half (1/2) of the amount expended for ordinary life insurance premiums may not together exceed twenty five percent (25%) of the funds allocated to such Participant's account.

            (d) Any annuity contract distributed herefrom must be nontransferable.

            (e) The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

            (f) Subject to Section 7.02, the contracts on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

            (g) The Trustee shall apply for and will be the owner of any Contract purchased under the terms of this Plan. The Contracts must provide that proceeds will be payable to the Trustee. However; the Trustee shall be required to pay over all proceeds of the Contracts to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's Spouse will be the designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with
Section 7.02, if applicable. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any Contract purchased hereunder, the Plan provisions shall control.

      11.05 Loans to Participants. If provided for in Article All of the Adoption Agreement, upon the application of any Participant, the Plan Administrator, in accordance with its uniform and non-discriminatory policies, may direct the Trustee to make a loan or loans to such Participant, subject to the following provisions:

            (a) The following limitations shall apply:

                  (1) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.

                  (2) Loans shall not be made available to Highly Compensated Employees (as defined in IRC Section 414(q)) in an amount greater than the amount made available to other Employees.

                  (3) Loans must be adequately secured and bear a reasonable interest rate.

                  (4) No Participant loan shall exceed the present value of the Participant's Vested Interest.

                  (5) A Participant must obtain the consent of the Participant's Spouse, if any, to use of the Vested Interest as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the ninety (90)-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Vested Interest is used for renegotiation, extension, renewal, or other revision of the loan.

                  (6) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

                  (7) No loans will be made to any Shareholder-Employee or Owner-Employee. For purposes of this requirement, a Shareholder-Employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of IRC Section 318(a)(1)), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

                        If a valid spousal consent has been obtained in accordance with Paragraph (5), then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Interest used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Vested Interest payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant's Vested Interest (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Vested Interest shall be adjusted by first reducing the Vested Interest by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

            (b) No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (a) fifty thousand dollars ($50,000) reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the present value of the Vested Interest of the Participant or, if greater, the total accrued benefit up to ten thousand dollars ($10,000). For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in IRC Sections 414(b), 414(c), 414(m) and 414(o) are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

                                  ARTICLE XII.

                  ALLOCATION OF AUTHORITY AND RESPONSIBILITIES


      12.01 Authority and Responsibilities of Employer. The Employer, as Plan sponsor, shall serve as a "Named Fiduciary" having the following (and only the following) authority and responsibility:

            (a) To establish and communicate to the Trustee a funding policy for the Plan;

            (b) To appoint, discharge and replace the Trustee and the Plan Administrator and to monitor each of their performances;

            (c) To appoint an Investment Manager (or to refrain from such appointment), to monitor the performance of the Investment Manager so appointed, and to terminate such appointment. More than one Investment Manager may be appointed and in office at any time pursuant hereto;

            (d) To communicate such information to the Plan Administrator and to the Trustee as each needs for the proper performance of its duties. The Plan Administrator and the Trustee shall be protected in relying on such information without the need for verification.

            (e) To provide channels and mechanisms through which the Plan Administrator and/or the Trustee can communicate with Participants and their Beneficiaries.

In addition, the Employer shall perform such duties as are imposed by law or by regulation and shall serve as Plan Administrator in the absence of an appointed Plan Administrator.

      12.02 Authority and Responsibilities of the Plan Administrator. The Plan Administrator shall have authority and responsibilities imposed by Article X hereof. With respect to the said authority and responsibility, the Plan Administrator shall be a "Named Fiduciary," and as such, shall have no authority or responsibility other than as granted in this Plan, or as imposed as a matter of law.

      12.03 Authority and Responsibility of the Trustee. The Trustee shall be a "Named Fiduciary" with respect to investment of Trust Fund assets and shall have the powers and duties set forth in the Trust Agreement.

      12.04 Limitations on Obligations of Named Fiduciaries. No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary's authority or delegated responsibility.

                                 ARTICLE XIII.

                                CLAIMS PROCEDURE


      13.01 Applications for Benefits. All applicants for benefits shall be submitted in writing on forms provided by the Plan Administrator and must be signed by the Participant and the Participant's spouse and, in the case of a death benefit, by the Beneficiary or legal representative of the deceased Participant. Such application shall include all information and exhibits deemed necessary by the Plan Administrator to properly evaluate the merit of the claim for benefits and to make such determinations as are necessary with respect thereto.

      13.02 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim for benefits has been so denied shall be notified of such denial in writing by the Plan Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

            (a) The Participant or Beneficiary whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Plan Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which appeal is based. Appeals not timely filed shall be barred.

            (b) The Plan Administrator shall, within twenty (20) days of receipt of the Participant's or Beneficiary's notice of appeal, establish a hearing date on which the Participant or Beneficiary may make an oral Presentation to the Named Appeals Fiduciary in support of the appeal. The Participant or Beneficiary shall be given not less than ten (10) days' notice of the date set for the hearing.

            (c) The Named Appeals Fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to the claimant's interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

            (d) The Named Appeals Fiduciary shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered by the Named Appeals Fiduciary shall be binding upon all parties.

      13.03 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Employer, or if no such person or persons be named, then the person or persons named by the Plan Administrator as the Named Appeals Fiduciary. Any Named Appeals Fiduciaries may at any time be removed by the Employer, and any Named Appeals Fiduciary named by the Plan Administrator may be removed by it. All such removals may be with or without cause and shall be effective on the date stated in the notice or removal. The Named Appeals Fiduciary, if there be more than one determining the merits of any appeal, shall act by a majority vote on each matter coming before it. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

                                  ARTICLE XIV.

                       AMENDMENT, TERMINATION, MERGER AND
                            CONSOLIDATION OF THE PLAN


      14.01 Amendment. The Provisions of this Plan may be amended at any time and from time to time by the Employer, provided, however, that:

            (a) No amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of such party;

            (b) No amendment shall deprive any Participant or Beneficiary of a deceased Participant of any of the benefits to which he or she is entitled under this Plan with respect to contributions previously made, nor shall any amendment decrease the amount of any Participant's Accrued Benefit, except to the extent permitted under IRC Section 412(c)(8); and

            (c) No amendment shall provide for the use of funds or assets held to provide benefits under this Plan other than for the exclusive benefit of Employees and their Beneficiaries.

Each amendment shall be approved by the Employer in writing.

      14.02 Employer's Right to Terminate.

            (a) The Employer expects to continue this Plan and the corresponding Trust indefinitely, but reserves the right to terminate either or both at any time without the consent of any Participant or Beneficiary. Such termination shall be effected by an instrument in writing executed by the Employer and filed with the Trustee and the Plan Administrator.

            (b) The bankruptcy, insolvency or dissolution of the business carried on by the Employer shall be deemed to have automatically caused the termination of this Plan, effective as of the expiration of a thirty (30) day period after the date of bankruptcy, insolvency or dissolution, unless positive action to the contrary has been taken in such period by a party having authority to do so.

            (c) If this Plan is terminated in whole or in part or upon complete discontinuance of contributions under the Plan, all Participants hereunder affected by such termination or discontinuance shall be fully vested and nonforfeitable in their Accrued Benefits as of the date of termination or discontinuance.

      14.03 Application of Trust Funds Upon Termination of the Plan. Upon termination of the Plan, the Employer, by written notice to the Plan Administrator and the Trustee, may direct either:

            (a) To continue the Trust created, and distribute the benefits at such time and in such manner as though the Plan had not been terminated;

            (b) To complete distribution of the assets in the Trust Fund to the Participants in accordance with the terms of the Plan, in cash or in kind, in the form that the Plan Administrator shall decide as soon as the Trustee deems it in the best interest of the Participants; or

            (c) To merge or consolidate with, or transfer the assets or liabilities to, any other plan.

      14.04 Partial Termination. In the event of a partial termination of this Plan, this Article XIV shall be considered as applying at such time only to those Participants with respect to whom the Plan has been terminated. All other Participants shall be unaffected by such partial termination to the fullest extent allowable by then current law and regulations.

      14.05 Mergers or Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan

(determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before such merger, etc., in the plan in which he or she was then a Participant had such plan been terminated at that time. For the purposes hereof, Vested and Retired Participants and Beneficiaries shall be considered Participants. Accounts merged or consolidated into this Plan shall be treated as rollover accounts pursuant to the provisions of Section 8.03, except where inapplicable.

                                   ARTICLE XV.

                   ADDITIONAL REQUIREMENTS FOR TOP-HEAVY PLANS

      If the Plan is or becomes a Top-Heavy Plan in any Plan Year beginning after December 31, 1983, the provisions of this Article XV and Article A15 of the Adoption Agreement shall supersede any conflicting provisions in the Plan or the Adoption Agreement.

      15.01 Definitions. For purposes of this Article XV the following terms shall have the meanings given:

            (a) Key-Employee. Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was:

                  (1) an officer of the Employer if such individual's annual compensation exceeds fifty percent (50%) of the dollar limitation under IRC
Section 415(b)(1)(A);

                  (2) an owner (or considered an owner under IRC Section 318) of one of the ten (10) largest interests in the Employer if such individual's compensation exceeds one hundred percent (100%) of the dollar limitation under IRC Section 415(c)(1)(A);

                  (3) a five percent (5%) owner of the Employer; or

                  (4) a one percent (1%) owner of the Employer who has an annual compensation of more than $150,000.

            Annual compensation means compensation as defined in IRC Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement that are excludable from the Employee's gross income under IRC Sections 125, 402(a)(8), 402(h) or 403(b).

            The determination period of the Plan is the Plan Year containing the Determination Date and the four (4) preceding Plan Years. The determination of who is a Key Employee will be made in accordance with IRC Section 416(i)(1) and the regulations promulgated pursuant to it.

            (b) Top-Heavy Plan. For any Plan Year beginning after December 31, 1983, this Plan is a Top-Heavy Plan if any of the following conditions exists:

                  (1) If the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

                  (2) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%), or

                  (3) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

            (c)   Top-Heavy Ratio.

                  (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the five year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any Account balance distributed in the five year period ending on the Determination Date(s)), both computed in accordance with IRC Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the

Determination Date, but which is required to be taken into account on that date under IRC Section 416 and the regulations thereunder.

                  (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of Account balances under the defined contribution plans for all Key Employees determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with IRC Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

                  (3) For purposes of (a) and (b) above, the value of Account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in IRC Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one (1) Hour of Service with any employer maintaining the Plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and the transfers are taken into account will be made in accordance with IRC Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                  The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or
(b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of IRC Section 411(b)(1)(C).

            (d) Permissive Aggregation Group. The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of IRC Sections 401(a)(4) and 410.

            (e) Required Aggregation Group. (1) Each qualified plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated) and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of IRC Sections 401(a)(4) and 410.

            (f) Determination Date. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

            (g) Valuation Date. The date elected by the Employer in Article A15 of the Adoption Agreement as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

            (h) Present Value. Present value shall be based on the interest and mortality rates specified in the applicable defined benefit plan for purposes of determining its top-heavy status.

      15.02 Minimum Allocation

            (a) Except as provided in (c) and (d) below, for any Plan Year in which this Plan is top-heavy, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy IRC Section 401, the largest percentage of Employer contributions and forfeitures, as a percentage of the first one hundred fifty thousand dollars ($150,000) of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The Minimum Allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because (i) the Participant's failure to complete one thousand (1,000) hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan or (iii) compensation is less than the stated amount.

            (b) For purposes of computing the Minimum Allocation, Compensation shall mean compensation as defined in Section A2.01 of the Plan.

            (c) the provision in (a) above shall not apply to any Participant who is not employed by the Employer on the last day of the Plan Year.

            (d) The provision in (a) above shall not apply to any Participant to the extent that the Participant is covered under any other plan or plans of the Employer and the Employer has provided in Article A15 of the Adoption Agreement that the Minimum Allocation or benefit requirement applicable to this TopHeavy Plan will be met in the other plan or plans.

            (e) The Minimum Allocation required (to the extent required to be nonforfeitable under IRC Section 416(b)) may not be forfeited under IRC Section 411(a)(3)(B) or 411(a)(3)(D).

            (f) If the formula for determining the allocation in Article A5 of the Adoption Agreement is an integrated formula, the allocation of Employer contributions and forfeitures, if any, shall be performed as follows:

                  (1) First, each Participant eligible to share (including those entitled to a Minimum Allocation under paragraph (a) above) shall be allocated an amount in the ratio that such Participant's compensation bears to the total compensation of all such Participants, but not to exceed that percentage of compensation required to be allocated under the Minimum Allocation or additional minimum benefit provisions, as applicable. For purposes of this Subsection
(f)(l), compensation shall be as defined in Section 15.03(b) above.

                  (2) Second, each Participant eligible to share shall be allocated a share of the remaining amount to be allocated, if any, in the same proportion that such Participant's Excess Compensation bears to the total Excess Compensation of all such Participants, not to exceed the maximum percentage of the Participant's Excess Compensation as defined in Article A5 of the Adoption Agreement.

                  (3) Third, the balance shall be allocated to each Participant eligible to share (other than those entitled to share under the Minimum Allocation provisions only) in the same proportion that such Participant's Compensation bears to the total Compensation for all such Participants.

      15.03 Minimum Vesting Schedules. For any Plan Year in which this Plan is top-heavy, one of the minimum vesting schedules as elected by the Employer in Article A15 of the Adoption Agreement will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of IRC
Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of IRC Section 416 and benefits accrued before the Plan became top-heavy. If the Plan shifts in or out of top-heavy status, and the Plan's vesting schedule would be affected thereby, the provisions of Section 6.07 shall apply. However, this Section 15.03 does not apply to the Accrued Benefits of any Employee who does not have an Hour of Service after the Plan has initially become top-heavy and such Employee's Accrued Benefits attributable to Employer contributions will be determined without regard to this Section 15.03.

      15.04 Non-Duplication of Benefits Where Employer Has More Than One Defined Contribution Plan. For any Plan Year in which this Plan is top-heavy and a Participant is covered under any other defined contribution plan or plans, the Minimum Allocation of Section 15.02 or the additional minimum benefit of Section 15.05(c), if elected, shall be satisfied in the plan designated in Section A15.04.

      15.05 Coordination Where Employer Has More Than One Plan. If the Employer maintains two or more plans, and one or more Participants in this Plan also participate in any other plan, the provisions of this Section 15.05 shall apply.

            (a) Adjustment to Fractions. In any Plan Year in which the Top-Heavy Ratio exceeds ninety percent (90%) (i.e., becomes super top-heavy), or in which the Plan is top-heavy and the Employer elects in Article A15 of the Adoption Agreement that the additional minimum benefit of Section 15.05(c) shall not apply, the denominators of the Defined Benefit Fraction (as defined in Section 5.04(c) of the Plan) and Defined Contribution Fraction (as defined in Section 5.04(d) of the Plan) shall be computed using one-hundred percent (100%) of the dollar limitation instead of one-hundred twenty-five percent (125%).

            (b) No Additional Minimum Benefit. If the Plan is super top-heavy, or top-heavy and the Employer elects not to provide the additional minimum benefit of Section 15.05(c), then either Subsection (1) or (2) below shall apply as selected in Article A15 of the Adoption Agreement.

                  (1) If all plans are defined contribution plans, the Minimum Allocation described in Section 15.02 shall be provided under this Plan or any other defined contribution plan as selected in Article A15 of the Adoption Agreement.

                  (2) If one or more plans are defined benefit plans, then the minimum top-heavy benefits shall be from (A) or (B) below, as selected in Article A15 of the Adoption Agreement:

                        (A) Each non-Key Employee who is a Participant in this Plan and in a defined benefit plan sponsored by the Employer shall receive a minimum nonintegrated accrued benefit under the defined benefit plan named in Article A15 of the Adoption Agreement of two percent (2%), not to exceed a cumulative accrued benefit of twenty percent (20%), of the highest five-consecutive year average compensation for each Plan Year in which the Employee has completed one thousand (1,000) hours of service, and no Minimum Allocation under this Plan. Each non-Key Employee who is a Participant in this Plan but not in the defined benefit plan(s) shall receive a Minimum Allocation described in Section 15.02 under this Plan or any other defined contribution plan as selected in Article A15 of the Adoption Agreement.

                        (B) Each non-Key Employee who is a Participant in this Plan and in a defined benefit plan shall receive a minimum non-integrated allocation of five percent (5%) of total compensation under this Plan or any other defined contribution plan selected in Article A15 of the Adoption Agreement, and no minimum accrued benefit under the defined benefit plan. Each non-Key Employee who is a Participant in this Plan but not in the defined benefit plan(s) shall receive a Minimum Allocation described in Section 15.02 under this Plan or any other defined contribution plan as selected in Article A15 of the Adoption Agreement.

            (c) Additional Minimum Benefit. If the Plan is topheavy, but not super top-heavy, and the Employer elects in Article A15 of the Adoption Agreement to provide the additional minimum benefit of this Subsection 15.05(c), then Subsection (1) or (2) below shall apply, as selected by the Employer in Article A15 of the Adoption Agreement:

                  (1) If all Plans are defined contribution plans, each non-Key Employee shall receive a minimum nonintegrated allocation of four percent (4%) under this Plan or any other defined contribution plan as selected in Article A15 of the Adoption Agreement.

                  (2) If one or more plans are defined benefit plans, then the additional minimum benefit shall be from (A) or (B) below, as selected in Article A15 of the Adoption Agreement.

                        (A) Each non-Key Employee who is a Participant in this Plan and in a defined benefit plan shall receive a minimum accrued benefit under the defined benefit plan named in the Adoption

Agreement of three percent (3%), not to exceed a cumulative accrued benefit of thirty percent (30%), of the highest five-consecutive year average compensation for each Plan Year in which the Employee has completed one thousand (1,000) hours of service, and no Minimum Allocation under this Plan shall be provided. A non-Key Employee who is a Participant in this Plan but not in any defined benefit plan(s) shall receive a minimum nonintegrated allocation of four percent (4%) of total compensation under this Plan or any other defined contribution plan as selected in Article A15 of the Adoption Agreement.

                        (B) Each non-Key Employee who is a Participant in this Plan and in a defined benefit plan(s), shall receive a minimum non-integrated allocation of seven and one-half percent (7-1/2%) of total compensation under this Plan or any other defined contribution plan as selected in Article A15 of the Adoption Agreement, and no minimum accrued benefit under the defined benefit plan. Each non-key Employee who is a Participant in this Plan but not in the defined benefit plan shall receive a minimum nonintegrated allocation of four percent (4%) of total compensation under this Plan or any other defined contribution plan as selected in the Adoption Agreement.

                                  ARTICLE XVI.

                            MISCELLANEOUS PROVISIONS


      16.01 Non-Alienation of Benefits.

            (a) General. Except as provided in Subsection (b) and (c) of this
Section 16.01, none of the payments, benefits, or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. Except as provided in Subsection 16.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which the Participant or Beneficiary may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries as hereinbefore provided.

            (b) Exception. Loans made by the Trustee to any Participant or Beneficiary which are secured by a pledge of the borrower's accrued nonforfeitable benefit shall give the Trustee a first lien in such interest to the extent of the entire outstanding amount of such loan, unpaid interest thereon, and all costs of collection. In addition, the Trustee may comply with a court order which is determined to be a qualified domestic relations order, as defined in IRC Section 414(p).

            (c) Qualified Domestic Relations Order. The Plan Administrator and Trustee may comply with a court order which is determined to be a qualified domestic order, as defined in IRC Section 414(p), including the establishment of a separate account or distribution of benefits, to the extent permitted by applicable law.

      16.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

      16.03 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

      16.04 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future.

      16.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

      16.06 Insurance Companies. No insurance company which shall issue any policy as provided for in this Plan shall be a party to this Plan or have any responsibility for the validity of this Plan. The liability of any such insurance company shall be only as provided in any policy which it may issue. Any insurance company shall be fully protected from all liabilities in accepting premium payments from the Trustee and in making payments to or on direction of the Trustee, without liability as to the application of such payments. Such insurance company shall be fully protected in dealing with the Trustee as the sole owner of policies held under this Plan, and shall not be liable in assuming that the Plan has not been amended or terminated until notice of any amendment or termination of the Plan has been received by the insurance company at its home office. No amendment of the Plan shall deprive the insurance company of any protection except as to policies issued by it after receipt at its home office of notice of the terms of such amendment. The insurance company shall be fully protected in dealing with the Trustee according to the latest notification received by it at its home office. The Plan Administrator shall furnish each insurance company with the name(s) and address(es) of the Trustee and shall furnish each insurance company with any changes of same.

      16.07 Transfers to and from Other Qualified Plans. Notwithstanding anything herein to the contrary, there may be transferred to the Trustee all or any assets held on behalf of any other plan which satisfies the requirements of IRC Section 401 and which is maintained for the benefit of any person who is or is about to become a Participant in this

Plan; provided that such assets and earnings thereon shall be allocated to the Participant and shall be one hundred percent (100%) vested at all times and shall not be forfeitable for any cause. Further, the Trustee may transfer the Vested Interest of any Participant whose employment by the Employer is terminated to any other plan which satisfies the requirements of IRC Section 401 and in which such Participant is or is about to become a Participant.

      16.08 Separate Trust Agreement. The Employer shall establish a Trust pursuant to which the Trustee shall hold, invest, administer and distribute the Trust Fund and the income therefrom, in accordance with the provisions of the separate Trust Agreement between the Employer and the Trustee. The Trust Agreement constitutes a part of the Plan, and its terms are incorporated into the Plan. The Plan constitutes a part of the Trust Agreement, and its terms are incorporated into the Trust Agreement.

      16.09 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice versa.

      16.10 Controlling Law. This Plan shall be construed and enforced according to the laws of the State in which the Employer maintains the Employer's principal place of business, to the extent not preempted by Federal law.

      16.11 Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of the Participant's employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant or out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

      16.12 Payments to Minors, etc. Any benefits payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Plan Administrator, the Employer and all other parties with respect thereto.

      16.13 Benefits of Persons Who Cannot be Located. If the Plan Administrator determines in good faith that a person entitled to receive payment of a distribution hereunder cannot be located, the Plan Administrator shall, nevertheless, give written notice to such person of the fact that such benefit is payable. Such written notice shall be given by U.S. mail to the person entitled to payment {according to the records of the Plan Administrator) at the last known address of such person. If such person makes no claim for such benefit before the earlier of two (2) years after the giving of such written notice or the termination of the Plan, then the Trustee is authorized to declare a forfeiture of the benefit otherwise payable to such person, provided such person has not yet been located. Notwithstanding the foregoing, if a claim for payment of such benefit is thereafter made by such person or any successor in interest of such person who would qualify as a Beneficiary thereof, such benefit shall be reinstated and paid in full.

      16.14 Mechanical Reproduction. Only one (1) set of the pages constituting this Plan has been executed and shall be deemed the original, even though physically produced by the use of automatic printing or copying machines, if such set bears the original signatures of the parties hereto.

      16.15 Discrepancies. In the event of any discrepancy or conflict in interpretation occurs between the provisions of this Plan and the provisions of the Adoption Agreement, the Adoption Agreement shall control.

                           AMENDMENT NUMBER ONE TO THE
                              LOMAK PETROLEUM, INC.
                              401(k) PLAN AND TRUST


      The following Amendment in the form of deletions, substitutions, and additions is hereby made to the LOMAK PETROLEUM, INC. 401(k) PLAN AND TRUST:


      1. Section A4.02, CHANGE IN RATE OF ELECTIVE CONTRIBUTIONS, shall be amended in its entirety as follows:

            A4.02 CHANGE IN RATE OF ELECTIVE CONTRIBUTIONS. A Participant may increase, decrease, commence or cease the rate of salary reduction in accordance with the following:

                        (a) The rate of salary reduction may be increased or decreased on the first day of each quarter of the Plan Year.

                        (b) A Participant may commence salary reduction contributions only on the first day of the Plan Year (or on the Entry Date as of which the Participant first becomes an Active Participant, if other than the first day of the Plan Year). A Participant may discontinue salary reduction contributions on January 1st and July 1st of each Plan Year, however, if discontinued, the Participant may not recommence salary reduction contributions during the same Plan Year.


      2. Section A11.01, PARTICIPANT DIRECTED ACCOUNTS, shall be amended in its entirety as follows:

            A11.01 PARTICIPANT DIRECTED ACCOUNTS. Participant Directed Investments shall be permitted.

            Investments shall be limited to those investment options selected by the Plan Administrator.

            Participants shall be permitted to invest up to fifty percent (50%) of Participant's current Contribution in Qualifying Employer Securities of the Employer as defined in ERISA ?407(d)(5). In no event shall more than fifty percent (50%) of a Participant's Account balance be invested in Qualifying Employer Securities at the time the election is made.


      The effective date of the Amendment shall be, and hereby is______________.


      ADOPTED this ________ day of _______________, 19____.


                              LOMAK PETROLEUM, INC.


                              By:_____________________________________
                                    (Authorized Signature)

                              ________________________________________
                              (Printed Name and Title)

      ACCEPTED this _______ day of _________________, 1996, by the Trustee of the LOMAK PETROLEUM, INC. 401(k) PLAN AND TRUST.


                              BANK ONE, TEXAS, N.A.



                              By:_____________________________________
                                    (Authorized Signature)

                              ________________________________________
                              (Printed Name and Title)

                           AMENDMENT NUMBER TWO TO THE
                              LOMAK PETROLEUM, INC.
                              401(k) PLAN AND TRUST


      The following Amendment in the form of deletions, substitutions, and additions is hereby made to the LOMAK PETROLEUM, INC. 401(k) PLAN AND TRUST:

      1. Section A11.01, PARTICIPANT DIRECTED ACCOUNTS, shall be amended in its entirety as follows:

            A11.01 PARTICIPANT DIRECTED ACCOUNTS. Participant directed accounts shall be permitted.

            Investments shall be limited to those investment options selected by the Plan Administrator.

            Participants shall be permitted to invest up to the following maximum percentages in Qualifying Employer Securities of the Employer as defined in ERISA Section 407(d)(5): one hundred percent (100%) in the Participant's Employer Non-Elective Accounts and fifty percent (50%) in the Participant's Employer Elective Accounts.

      The effective date of the Amendment shall be, and hereby is January 1, 1997.

      ADOPTED this ________ day of _______________, 19____.

                              Lomak Petroleum, Inc.

                              By:_____________________________________
                                    (Authorized Signature)

                              ________________________________________
                              (Printed Name and Title)




      ACCEPTED this _______ day of _________________, 19___, by the Trustee of the LOMAK PETROLEUM, INC. 401(k) PLAN AND TRUST.


                              Bank One, Texas, N.A.


                              By:_____________________________________
                                    (Authorized Signature)

                              ________________________________________
                              (Printed Name and Title)